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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
KBR, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 25, 2008

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of KBR, Inc. The meeting will be held on Wednesday, May 7, 2008, beginning at 9:00 a.m., local time at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024. The Notice of Annual Meeting of Stockholders, proxy statement and proxy card from the Board of Directors are enclosed. The materials provide further information concerning the meeting.

        At the meeting, stockholders are being asked to:

  •
  elect three Class II directors to serve for three years and until their successors shall be elected and qualified;

  •
  ratify the selection of KMPG LLP as the independent registered public accounting firm to audit the consolidated financial statements of KBR, Inc. for the year ending December 31, 2008;

  •
  approve the KBR, Inc. 2009 Employee Stock Purchase Plan; and

  •
  transact any other business that properly comes before the meeting or any adjournment or postponements of the meeting.

Please refer to the proxy statement for detailed information on each of these proposals.

        It is very important that your shares are represented and voted at the meeting. Your shares may be voted electronically on the Internet, by telephone or by returning the enclosed proxy card. Your proxy will not be used if you are present and prefer to vote in person or if you revoke your proxy. We would appreciate your informing us on the proxy card if you expect to attend the meeting so that we can provide adequate seating.

        We appreciate the continuing interest of our stockholders in the business of KBR, and we hope you will be able to attend the meeting.

Sincerely,

WILLIAM P. UTT Chairman of the Board, President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
to be Held May 7, 2008

        KBR, Inc., a Delaware corporation, will hold its Annual Meeting of Stockholders on Wednesday, May 7, 2008, at 9:00 a.m., local time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024. At the meeting, stockholders will be asked to consider and act upon the following matters discussed in the attached proxy statement:

  1.
  To elect three Class II directors to serve for three years and until their successors shall be elected and shall qualify.

  2.
  To consider and act upon a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of KBR for the year ending December 31, 2008.

  3.
  To approve the KBR, Inc. 2009 Employee Stock Purchase Plan.

  4.
  To transact any other business that properly comes before the meeting or any adjournment or postponements of the meeting.

        These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set Friday, March 14, 2008, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting.

        We request that you vote your shares as promptly as possible. If you have shares registered in your own name, you may vote your shares in a number of ways:

  •
  electronically via the Internet at www.proxyvote.com,

  •
  by telephone, if you are in the U.S. and Canada, by calling 1-800-690-6903, or

  •
  by marking your votes, dating and signing the proxy card or voting instruction form enclosed and returning it in the postage-paid envelope provided.

        If you hold KBR shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by Broadridge Investor Communication Services.

IF YOU PLAN TO ATTEND:

        Attendance at the meeting is limited to stockholders. No guests will be admitted. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin promptly at 9:00 a.m. Each stockholder holding KBR shares in brokerage accounts is required to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Please note that you may be asked to present valid picture identification, such as a driver's license or passport.

By Order of the Board of Directors,

JEFFREY B. KING Secretary
March 25, 2008

i

PROXY STATEMENT

GENERAL INFORMATION

        The accompanying proxy is solicited by the Board of Directors of KBR, Inc. ("KBR", the "Company", "we" or "us"). By executing and returning the enclosed proxy or by following the enclosed voting instructions, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting of Stockholders.

        Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis and no guests will be admitted. Registration will begin at 8:00 a.m., and the meeting will begin at 9:00 a.m. Please note that you may be asked to present valid picture identification, such as a driver's license or passport when you check in at the registration desk.

        If you hold your shares in "street name" (that is, through a broker or other nominee), you are required to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

        If you attend the meeting, you may vote in person. If you are not present, your shares can be voted only if you have followed the instructions for voting via the Internet or by telephone, or returned a properly executed proxy; and in these cases, your shares will be voted as you specify. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy at any time before the shares are voted at the meeting.

        The record date for determination of the stockholders entitled to vote at the meeting is the close of business on Friday, March 14, 2008. KBR's common stock, par value $0.001, is the only class of capital stock that is outstanding. As of March 14, 2008, there were 169,727,070 shares of common stock outstanding. Each of the outstanding shares of common stock is entitled to one vote on each matter submitted to the stockholders for a vote at the meeting. A complete list of stockholders entitled to vote will be kept at our offices at the address specified below for ten days prior to, and will be available at, the meeting.

        Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Except as set forth below, shares for which a holder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will have the effect of a vote against the matter.

        In the election of directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted, whether or not a majority of the shares present, up to the number of directors to be elected by those shares, will be elected. Shares present but not voting on the election of directors will be disregarded, except for quorum purposes, and will have no legal effect.

        The election inspectors will treat shares held in street name which cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, known as broker non-vote shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not have any effect on that matter. Those shares may be entitled to vote on other matters for which brokers may exercise their own discretion.

        In accordance with our confidential voting policy, no vote of any stockholder will be disclosed to KBR's officers, directors or employees, except:

  •
  as necessary to meet legal requirements and to assert claims for and defend claims against KBR;

  •
  when disclosure is voluntarily made or requested by the stockholder;

  •
  when the stockholder writes comments on the proxy card; or

  •
  in the event of a proxy solicitation not approved and recommended by the Board of Directors.

        The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations that identify stockholders are independent and are not employees of KBR.

        This proxy statement, the form of proxy and voting instructions are being made available to stockholders on or about March 25, 2008, at www.investoreconnect.com. You may also request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) telephone at 1-800-579-1639; (b) internet at www.investoreconnect.com; or (c) e-mail at sendmaterial@investoreconnect.com. Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2007 is being made available at the same time and by the same methods. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

        Our principal executive office is located at 601 Jefferson Street, Suite 3400, Houston Texas 77002 and our website address is www.kbr.com. Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of the proxy solicitation material and is not incorporated into this proxy statement.

QUESTIONS AND ANSWERS ABOUT VOTING

        The following are answers to common questions about voting KBR shares at the meeting. If your question is not addressed below or elsewhere in this proxy statement, please contact KBR's Investor Relations Department at (713) 753-5082.

Who is entitled to vote?

        Holders of record at the close of business on March 14, 2008, which is the record date for the meeting, will be entitled to one vote per share. Fractional shares will not be voted. On the record date, KBR had 169,727,070 shares of common stock, par value $0.001 per share, outstanding.

Who is soliciting my proxy to vote my shares?

        KBR's Board of Directors is soliciting your proxy, or your authorization for our representatives to vote your shares. Your proxy will be effective for the May 7, 2008 meeting and at any adjournment or postponement of that meeting.

What constitutes a quorum?

        For business to be conducted at the meeting, a quorum constituting a majority of the shares of KBR common stock issued and outstanding and entitled to vote must be in attendance or represented by proxy.

How do I give voting instructions?

        As described on the enclosed proxy card, proxies may be submitted:

  •
  over the Internet,

  •
  by telephone or

  •
  by mail.

Votes submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on Tuesday, May 6, 2008.

Can I change my vote?

        A proxy may be revoked by a stockholder at any time before it is voted by:

  •
  giving notice of the revocation in writing to KBR's Corporate Secretary at 601 Jefferson Street, Houston, Texas 77002,

  •
  submitting another valid proxy by mail, telephone or over the Internet that is later dated and, if mailed, is properly signed or

  •
  voting in person at the meeting.

What are voting requirements to elect the directors and approve each of the proposals?

        KBR's Bylaws provide that, in general, holders of a majority of the voting stock, present in person or represented by proxy, will constitute a quorum at any meeting of the shareholders. The directors will be elected by a plurality of the shares of KBR's common stock cast in person or represented by proxy at the meeting. Adoption of the proposal to ratify the appointment of the independent registered public accounting firm will require the affirmative vote of a majority of the shares of KBR's common stock present in person or represented by proxy at the meeting and entitled to vote. Adoption of the proposal to approve the KBR, Inc. 2009 Employee Stock Purchase Plan will require the affirmative vote of a majority of the shares of KBR's common stock present in person or represented by proxy at the meeting and entitled to vote on, and voted for or against, the proposal at the meeting.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

        If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the ratification of the appointment of our independent registered public accounting firm, even if the broker does not receive voting instructions from you. Accordingly, broker non-votes will have no effect on the quorum requirement or the vote on those matters. However, a broker may not vote your shares on the proposal to approve the KBR, Inc. 2009 Employee Stock Purchase Plan unless the broker receives voting instructions from you.

What happens if I abstain or withhold my vote on any proposal?

        Abstentions are counted as present in determining whether the quorum requirement is satisfied. Abstentions from voting will not be taken into account in determining the outcome of the election of directors or the approval of the KBR, Inc. 2009 Employee Stock Purchase Plan. Abstentions will be included in the voting tally and will have the same effect as a vote against the ratification of the appointment of the independent registered public accounting firm.

Does KBR offer electronic delivery of proxy materials?

        Yes. KBR encourages you to reduce printing and mailing costs by signing up for electronic delivery of KBR stockholder communications. With electronic delivery, you will receive documents such as the Annual Report and the proxy statement as soon as they are available, without waiting for them to arrive in the mail. Electronic delivery also can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery, please follow the instructions on your proxy card to vote by internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

What is "householding?"

        In accordance with notices that KBR sent to certain stockholders, KBR is sending only one copy of its meeting materials to stockholders who share the same address, unless they have notified KBR that they want to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs.

        If you received a householded mailing this year and you would like to have additional copies of the Annual Report and/or proxy statement mailed to you, or you would like to revoke your consent to the householding of documents, please submit your request to 1-800-542-1061. You will begin to receive individual copies within 30 days after your request.

        Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing KBR stock at two different brokerage firms, your household will receive two copies of the meeting materials—one from each brokerage firm. To reduce the number of duplicate sets of meeting materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program. See "Does KBR offer electronic delivery of proxy materials?"

PROPOSAL FOR ELECTION OF DIRECTORS

Proposal 1 on Proxy Card

        Our Board of Directors is "classified" into three classes serving staggered three-year terms, with Messrs. Utt and Curtiss being designated Class I directors, Messrs. Huff, Lyles and Slater being designated Class II directors and Messrs. Carroll and Blount being designated Class III directors. The size of our Board of Directors is currently set at seven.

        Pursuant to our Certificate of Incorporation and Bylaws, the members of the Board of Directors serve for three year terms and hold office until their successors are elected and qualified or until their earlier resignation or removal. Class I directors will serve until the annual meeting of our stockholders to be held in 2010 and Class III directors will serve until the annual meeting of our stockholders to be held in 2009. The terms of the current Class II directors will expire on the date of the upcoming Annual Meeting of Stockholders. Accordingly, three persons are to be elected to serve as Class II directors at the Annual Meeting of Stockholders. Management's nominees for election by the stockholders to those three positions are the current Class II members of the Board of Directors, Messrs. Huff, Lyles and Slater. Each nominee has indicated his willingness to serve, if elected. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as we may designate. We have no reason to believe that any of the Class II nominees will be unable to serve if elected. If a quorum is present, the nominees for Class II director receiving the highest number of votes will be elected as Class II directors.

        The Board of Directors recommends that you vote FOR the election of each Class II director nominee listed below. Properly dated and signed proxies, and proxies properly submitted over the Internet and by telephone, will be so voted unless stockholders specify otherwise.

        The following biographical information is furnished with respect to each of the Class II director nominees for election at the meeting and each incumbent member of the Board of Directors. The information includes age as of March 14, 2008, present position, if any, with KBR, period served as director, and other business experience during at least the past five years.

Nominees for Class II Director—Term Ending 2011

        John R. Huff, 62, has been Chairman of Oceaneering International, Inc.'s Board of Directors since August 1990. Mr. Huff served as a director and Chief Executive Officer of Oceaneering International, an oil field services company, since joining the company in 1986, until his retirement from the position of Chief Executive Officer in May 2006. Mr. Huff is also a director of BJ Services Company, Rowan Companies and Suncor Energy, Inc. Mr. Huff joined the Board in April 2007 and is a member of the Nominating and Corporate Governance Committee and is Chairman of the Compensation Committee.

        Lester L. Lyles, 61, has been an independent consultant since 2003. Prior to that, he served in the U.S. Air Force for over 35 years as: Commander of the Space and Missile Systems Center from 1994 to 1996; Director of the Ballistic Missile Defense Organization from 1996 to 1999; Vice Chief of Staff of the Headquarters of the U.S. Air Force from 1999 to 2000; and Commander of the U.S. Air Force Materiel Command from 2000 to 2003. Mr. Lyles is also a director of General Dynamics Corporation, MTC Technologies, Inc., The Dayton Power and Light Company, ANSER Corp., and Baltelle Memorial Institute. Mr. Lyles joined the Board in November 2007 and is a member of the Audit Committee and the Health, Safety and Environment (HSE) Committee.

        Richard J. Slater, 61, has been chairman of ORBIS LLC, an investment and corporate advisory firm, since February 2003. Previously, Mr. Slater served in various executive positions with Jacobs Engineering Group Inc. (JEG) beginning in May 1980. Mr. Slater was employed as a consultant to the chief executive officer of JEG from January 2003 to October 2006 and prior to that, he served as

Executive Vice President, Operations from March 1998 to December 2002. Mr. Slater presently serves as non-executive chairman of Bluebeam Software Inc., and as an independent director of Reliance Steel & Aluminum Co. and as trustee and member of the executive committee of the board of trustees of Claremont Graduate University. Mr. Slater joined the Board in November 2006 and is a member of the Nominating and Corporate Governance Committee and is Chairman of the Health, Safety and Environment (HSE) Committee.

Incumbent Class I Directors—Term Ending 2010

        Jeffrey E. Curtiss, 59, is a private investor. From January 2000 to June 2006, Mr. Curtiss served as the Senior Vice President and Chief Financial Officer of Service Corporation International, a leading provider of funeral and cemetery services. Previously, Mr. Curtiss was the Senior Vice President and Chief Financial Officer of Browning-Ferris Industries, Inc. from January 1992 to July 1999. Mr. Curtiss received law degrees from two universities in 1971 and 1975. He received his CPA certificate from Colorado in 1971 and became a CFA charterholder in 2006. Mr. Curtiss joined the Board in November 2006 and is a member of the Health, Safety and Environment (HSE) Committee and is Chairman of the Audit Committee.

        William P. "Bill" Utt, 51, was named President and Chief Executive Officer of KBR effective March 15, 2006. He was named Chairman in April 2007. Prior to joining KBR, he was president and CEO of SUEZ Energy North America from 2000-2006, with responsibility for the LNG, retail energy, energy marketing and trading, power generation and development businesses. From 1995-2000, he was president and CEO of Tractebel's North American energy businesses. Mr. Utt holds bachelor's and master's degrees in mechanical engineering from the University of Virginia and has a master's degree in business administration from The Colgate Darden Graduate School of Business Administration at the University of Virginia. Mr. Utt recently served on the National Petroleum Council, which provides advice and analysis to the U.S. Secretary of Energy. Mr. Utt is currently a trustee for the School of Engineering and Applied Science at the University of Virginia. He is also a trustee of Episcopal High School in Houston.

Incumbent Class III Directors—Term Ending 2009

        W. Frank Blount, 69, is currently Chairman and Chief Executive Officer of JI Ventures, Inc., which is a hi-tech venture capital company based in Atlanta, Georgia. From June 2000 to October 2002, he served as Chairman and Chief Executive Officer of Cypress Communications Corporation, a telecommunications company. From January 1992 until March 1999, he served as Chief Executive Officer of Telstra Communications Corporation, Australia's principal telecommunications company. Mr. Blount also serves on the Boards of Caterpillar, Inc., Alcatel-Lucent, Entergy, Inc. and the Advisory Board for China Telecom. Mr. Blount joined the Board in April 2007 and is a member of the Compensation Committee and Chairman of the Nominating and Corporate Governance Committee. Mr. Blount also serves as KBR's Lead Director.

        Loren K. Carroll, 64, is currently an independent consultant, advisor and director to Smith International, Inc. From March 1994 until April 2006, Mr. Carroll served as President and Chief Executive Officer of M-I SWACO and Executive Vice-President of Smith International, Inc, a worldwide supplier of drilling fluids and related equipment and services to the oil and gas industry. M-I SWACO is owned 60% by Smith International, Inc. Mr. Carroll currently serves as a director of Forest Oil Corporation, Fleetwood Enterprises, Inc. and CGG Veritas, Inc. Mr. Carroll joined the Board in April 2007 and is a member of the Audit Committee and the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth certain information, as of February 29, 2008, regarding the beneficial ownership of KBR's common stock by persons known by KBR to beneficially own more than five percent of its outstanding common stock, each director or nominee, each of the named executive officers referenced in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Information regarding five percent stockholders in the table and footnotes is based on the most recent Statement on Schedule 13G or 13D or amendment thereto filed by each such person with the Securities and Exchange Commission (the "SEC"), except as otherwise known to KBR. To our knowledge, except as otherwise noted in the footnotes to this table or as provided by applicable community property laws, each individual has sole voting and investment power with respect to the shares of common stock listed in the second column below as beneficially owned by the individual.

	Shares of KBR Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percentage of Class
Capital World Investors(3) 333 South Hope Street Los Angeles, California 90071	20,131,420	11.75%
Mr. Jeffrey L. Gendell(4) 55 Railroad Avenue Greenwich, Connecticut 06830	18,964,512	11.07%
FMR LLC(5) 82 Devonshire Street, Boston, Massachusetts 02109	14,688,633	8.57%
William P. Utt(6)	215,206	*
Cedric W. Burgher(6)(7)(8)(9)	53,947	*
Andrew D. Farley(6)(7)(8)	46,590	*
John L. Rose(6)(7)(8)	36,120	*
Bruce A. Stanski(6)(7)(8)	81,607	*
W. Frank Blount(6)(7)	3,500	*
Loren K. Carroll(6)(7)	3,500	*
Jeffrey E. Curtiss(6)(7)	7,000	*
John R. Huff(6)(7)	3,500	*
Lester L. Lyles(6)(7)	3,500	*
Richard J. Slater(6)(7)	7,000	*
All directors and executive officers as a group (18 persons)(6)(7)(8)	779,393	*

*
Less than one percent (1%).

(1)
The address of each of the named executive officers and directors is c/o KBR, Inc., 601 Jefferson Street, Suite 3400, Houston, Texas 77002.

(2)
Beneficial ownership means the sole or shared power to vote, or to direct the voting of, shares of KBR common stock, or investment power with respect to KBR common stock, or any combination of the foregoing. Each director and executive officer and the directors and executive officers as a group beneficially own less than 1% of the outstanding shares of KBR common stock.

(3)
Based solely on a Schedule G filed January 10, 2008, Capital World Investors (CWI) is deemed to be the beneficial owner of 20,131,420 shares as a result of being a division of Capital Research and

  Management Company, which is an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. CWI has sole dispositive power over 20,131,420 shares and sole voting power over 9,606,130 shares.

(4)
Based solely on a Schedule 13G filed January 25, 2008, Mr. Jeffrey L. Gendell is the managing member of Tontine Management, L.L.C. ("TM"), a Delaware limited liability company, which is the general partner of Tontine Partners, L.P. ("TP"), a Delaware limited partnership. Mr. Gendell is also the managing member of Tontine Overseas Associates, L.L.C., a Delaware limited liability company ("TOA"), the investment advisor to Tontine Overseas Fund, Ltd., a Cayman Islands Corporation ("TOF") and certain separately managed accounts. TP directly owns 11,901,751 shares of common stock. TOA is deemed to be the beneficial owner of a total of 7,062,761 shares directly owned by TOF and the separately managed accounts.

(5)
Based solely on a Schedule G filed February 14, 2008, FRM LLC ("FRM") is an investment adviser and is deemed to be the beneficial owner of 14,688,633 shares. FRM has sole dispositive power over 14,688,633 shares and sole voting power over 995,633 shares.

(6)
Includes the following shares of restricted stock as to which the holder has sole voting power, but no investment power: Mr. Utt, 197,608; Mr. Burgher, 25,603; Mr. Farley, 26,277; Mr. Rose, 21,486; Mr. Stanski, 60,540; Mr. Blount, 3,500; Mr. Carroll, 3,500; Mr. Curtiss, 7,000; Mr. Huff, 3,500; Mr. Lyles, 3,500; Mr. Slater, 7,000; and all executive officers and directors as a group, 506,124. The restrictions lapse, and the holder acquires sole investment power, at a rate of 20% per year for a five year period (except that 55,306 of Mr. Utt's restricted shares must also meet certain performance measures to vest (11,061 of which have met the performance measures to vest)).

(7)
Does not include the following shares of restricted stock units as to which the holder has no voting power and no investment power, but which will convert to common stock on a 1-to-1 ratio, subject to certain conditions: Mr. Burgher, 12,764; Mr. Farley, 12,764; Mr. Rose, 15,406; Mr. Stanski, 15,406; Mr. Blount, 3,900; Mr. Carroll, 3,900, Mr. Curtiss, 3,900; Mr. Huff, 3,900; Mr. Lyles, 3,900; Mr. Slater, 3,900 and all executive officers and directors as a group, 130,167. With respect to the units held by Messrs. Burgher, Farley, Rose, Stanski and all other executive officers, the restrictions lapse, and the holder acquires voting and investment power, at a rate of 20% per year over a five year period. With respect to the units held by Messrs. Blount, Carroll, Curtiss, Huff, Lyles and Slater, the restrictions lapse, and the holder acquires voting and investment power on July 29, 2008, which is six months from the date of grant.

(8)
Includes shares of common stock that may be purchased by the following within 60 days of February 29, 2008, pursuant to outstanding options: Mr. Burgher, 22,466; Mr. Farley, 15,172; Mr. Rose, 10,039; Mr. Stanski, 14,078; and all executive officers as a group, 207,581.

(9)
Cedric Burgher resigned from his position as Senior Vice President and Chief Financial Officer as of March 5, 2008.

CORPORATE GOVERNANCE

Corporate Governance Materials

        We are committed to good corporate governance and to effective communication with our stockholders. The roles, duties and responsibilities of the Board of Directors and each committee of the Board of Directors are summarized below. To ensure that our stockholders have access to our governing documents, we provide copies of our Code of Business Conduct and Corporate Governance Guidelines and the charters of each of the committees of our Board of Directors on our website at www.kbr.com, and copies will be provided to any stockholder who requests them by writing to our Investor Relations Department at: 601 Jefferson Street, Suite 3400, Houston, Texas 77002.

Role of the Board of Directors

        The Board of Directors represents the interests of our stockholders in perpetuating a successful business. It is the responsibility of the Board of Directors to provide oversight of the effectiveness of management's policies and decisions, including the execution of its strategies, with a commitment to enhancing stockholder value over the long term. To this end, Board members are expected to act in the best interests of all stockholders, be knowledgeable about our businesses, exercise informed and independent judgment and maintain an understanding of general economic trends and conditions as well as trends in corporate governance. In addition, it is our Board's policy that Board members are expected to make every effort to attend the meetings of the Board and committees of the Board upon which they serve, as well as stockholder meetings. All of KBR's incumbent directors attended seventy-five percent or more of the aggregate of all meetings of the Board and of committees on which they served during the periods that they served during 2007. Our Corporate Governance Guidelines provide that all Directors should attend our annual stockholder meetings and all of our directors attended our 2007 Annual Meeting of Stockholders.

Independence Standards

        Effective upon our separation from Halliburton on April 5, 2007, the directors who were appointed by Halliburton and were not independent (other than Mr. Utt) resigned and two non-employee, independent directors were appointed to replace them, bringing the number of non-employee, independent directors on our Board to four. At such time our Corporate Governance Guidelines were also amended to provide that at least two-thirds of our directors must be independent. Later in April 2007, a fifth non-employee, independent director was appointed and in November 2007, a sixth non-employee, independent director was appointed. At this time, all of our directors are independent, as set forth in our Corporate Governance Guidelines and outlined below, except our Chairman, President and Chief Executive Officer, Mr. Utt, who does not qualify as an independent director.

        A director will be considered independent under our Corporate Governance Guidelines if he or she:

  •
  has no material relationship with KBR;

  •
  has not been employed by us or any affiliate of ours during the preceding three years, and no member of the director's immediate family has been employed as an executive officer of ours or any of our affiliates during the preceding three years;

  •
  has not received, and does not have an immediate family member who has received, during any twelve-month period within the preceding three years, more than $100,000 in direct compensation from KBR, other than director's fees, committee fees or pension or deferred compensation for prior service;

  •
  is not a partner or an employee of KBR's independent auditor, and was not during the past three calendar years a partner or employee of KBR's independent auditor who personally worked on KBR's audit;

  •
  does not have an immediate family member who is a partner of KBR's independent auditor or an employee of KBR's independent auditor who participates in that firm's audit, assurance or tax compliance (but not tax planning) practice or was during the past three calendar years a partner or employee of KBR's independent auditor who personally worked on KBR's audit;

  •
  is not a current employee and does not have an immediate family member who is a current executive officer of any company that has made payments to, or received payments from, KBR or any of its affiliates in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of our or such other company's consolidated gross revenues; and

  •
  has not (and has not had a family member who) within the preceding three years served as an executive officer with a company for which a KBR executive served on its compensation committee.

        The definition of independence and compliance with this policy will be reviewed periodically by the Nominating and Corporate Governance Committee. All directors complete independence questionnaires at least annually and our Board makes determinations of the independence of its members under the listing standards of the NYSE and the SEC requirements for Audit Committee members. Our Board believes that its membership should include no more than two directors who are also employees of KBR. While this number is not an absolute limitation, other than the Chief Executive Officer, who should at all times be a member of the Board, employee directors should be limited only to those officers whose positions or potential make it appropriate for them to sit on the Board.

Audit Committee Financial Expert Determinations

        Our Board has determined that each member of its Audit Committee is financially literate and qualifies as an "audit committee financial expert," as defined in Item 407(d) of Regulation S-K and, as described above, that each member of the Audit Committee is independent, as defined by our Corporate Governance Guidelines, the NYSE's listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

Directors' Meetings and Stockholder Communications with Directors

        The Board of Directors will meet each year immediately following the Annual Meeting of Stockholders to transact such business as may properly be brought before the meeting. Additional regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors may determine, but shall consist of at least four other regularly scheduled meetings. Special meetings may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Corporate Secretary or a majority of the directors in office. KBR's Bylaws permit action to be taken without a meeting if all members of the Board of Directors consent to such action in writing or by electronic transmission. During 2007, the Board of Directors held 13 meetings.

        During each regular Board meeting, KBR's non-employee directors, all of whom have been determined by our Board to be independent under the standards of our Corporate Governance Guidelines and the NYSE, meet in scheduled executive sessions. Our Lead Director, Mr. W. Frank Blount, presides at all executive sessions of the Board.

        In addition, each December our non-employee directors meet in executive session to evaluate the performance of our Chief Executive Officer. In evaluating our CEO, the non-employee directors consider qualitative and quantitative elements of the CEO's performance, including:

  •
  leadership and vision;

  •
  integrity;

  •
  keeping the board informed on matters affecting KBR and its operating units;

  •
  performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals);

  •
  development and implementation of initiatives to provide long-term economic benefit to KBR;

  •
  accomplishment of strategic objectives; and

  •
  development of management.

        In addition, the non-employee directors review annually management succession plans and development programs for senior members of executive management. The evaluation and compensation for the next full year, and management succession plans and development programs will be communicated to the Chief Executive Officer only after review and approval by the Compensation Committee and the full Board of Directors (other than the CEO). During 2007, the non-employee directors met without management four times.

        The Chairman of the Board presides at all Board meetings. KBR's Chairman of the Board, William P. Utt, is our President and Chief Executive Officer.

Contact the Board

        To foster better communication with our stockholders, KBR has established a process for stockholders and other interested parties to communicate with the Audit Committee and the Board of Directors. The process has been approved by our Board and its Audit Committee and is designed to meet the requirements of the NYSE and the SEC. You may communicate with our Board of Directors or the non-management directors via mail (Board of Directors c/o Director of Business Conduct, KBR, Inc., P.O. Box 3406, Houston, Texas 77253-3406), telephone (1-800-536-4217 (toll-free from the U.S. or Canada) or 770-776-5639 (calling collect from any other country)), or e-mail (fhoukbrbod@kbr.com). Information regarding these methods of communication is also on our website, www.kbr.com, under "Corporate Governance."

        Our Director of Business Conduct reviews all communications directed to the Audit Committee and the Board of Directors. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal accounting controls, auditing matters or any other significant communications. Communications addressed to a named director are promptly sent to the director. Communications directed to the non-management directors are promptly sent to the Lead Director. A report summarizing the significant communications is sent to each director quarterly and copies of communications are available for review by any director, except that those designated for the non-management directors are not available to management directors. The process has been approved by both the Audit Committee and the Board, and is designed to meet the requirements of the NYSE and the SEC.

        Concerns may be reported anonymously or confidentially. Confidentiality shall be maintained as required by law and otherwise shall be maintained unless disclosure is:

  •
  required or advisable in connection with any governmental investigation or report;

  •
  in the interests of KBR, consistent with the goals of KBR's Code of Business Conduct; or

  •
  required or advisable in KBR's legal defense of the matter.

The Board of Directors and Standing Committees of Directors

        KBR's Bylaws authorize the Board of Directors to appoint such committees as they deem advisable, with each committee having the authority to perform the duties as determined by the Board. A substantial portion of the analysis and work of the Board is done by standing Board committees. A director is expected to participate actively in the meetings of each committee to which he or she is appointed. At this time, the Board of Directors has four standing committees to which it has delegated certain duties and responsibilities: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Health, Safety and Environment Committee. Each of the standing committees is comprised entirely of non-employee and, in the business judgment of the Board, independent directors. The members and chairmen of the respective committees are indicated below:

	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee		HSE Committee
W. Frank Blount			X		X	*
Loren K. Carroll	X		X
Jeffrey E. Curtiss	X	*					X
John R. Huff			X	*	X
Lester L. Lyles	X						X
Richard J. Slater					X		X	*

    *
    Chairman

        The Board of Directors has approved a charter for each of the standing committees, which sets forth the duties and responsibilities delegated to each of the committees by the Board of Directors and governs the committee's actions. The purpose, duties and responsibilities of each committee are briefly described below.

Audit Committee

        The Audit Committee was established by the Board in November 2006 in accordance with Section 3(a)(58)(A) of the Exchange Act and currently comprises Messrs. Carroll, Curtiss and Lyles. Mr. Curtiss serves as Chairman. The Board of Directors has determined that each member of the Audit Committee is independent and financially literate as defined in the listing standards of the NYSE and that each member of the Audit Committee is an "audit committee financial expert," as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met 10 times in 2007. A copy of the Audit Committee's charter is available on the Corporate Governance page of our website, www.kbr.com.

        The Audit Committee reviews and reports to the Board of Directors the scope and results of audits by our principal independent public accountants and our internal auditing staff and reviews with the principal independent public accountants the effectiveness of our system of internal controls. It reviews transactions between us and our directors and officers, our policies regarding those transactions and compliance with our Code of Business Conduct. The Audit Committee also engages our principal independent registered public accounting firm for each fiscal year, reviews the audit and other professional services rendered by our principal independent registered public accounting firm and periodically reviews the independence of our principal independent registered public accounting firm. Additional information about the Audit Committee and its responsibilities is included in the section of this proxy statement entitled "Audit Committee Report" and in the charter of the Audit Committee, which was adopted by the Board of Directors.

Compensation Committee

        The Compensation Committee was established by the Board in November 2006 and currently comprises Messrs. Blount, Carroll and Huff. Mr. Huff serves as Chairman. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the listing standards of the NYSE. The Compensation Committee met eight times during 2007.

        The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of our executive officers, establishes and reviews general policies relating to our compensation and benefits and administers the compensation plans described in the Compensation Discussion and Analysis below. The Compensation Committee's responsibilities include, but are not limited to:

  •
  evaluating and advising the Board regarding the compensation policies applicable to our executive officers, including guidance regarding the specific relationship of corporate performance to executive compensation;

  •
  reviewing and recommending to the Board: the corporate goals and objectives relevant to compensation for the Chief Executive Officer; the CEO's performance in light of these established goals and objectives; the CEO's compensation, including salary, bonus, incentive and equity compensation based on this evaluation and considering, with respect to the long-term incentive compensation component of the CEO's compensation, KBR's performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the CEO in past years and any other factors it deems relevant;

  •
  reviewing and making recommendations to the Board with respect to incentive compensation and other stock-based plans;

  •
  reviewing and discussing with management the "Compensation Discussion and Analysis" and determining whether to recommend to the Board that it be included in KBR's annual proxy statement or annual report on Form 10-K;

  •
  preparing and publishing, over the names of the members of the Committee, an annual executive compensation report as required by the SEC to be included in KBR's annual proxy statement or annual report on Form 10-K; and

  •
  evaluating its own performance and reviewing the adequacy of its charter, at least annually.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee was established by the Board in March 2007, in anticipation of our separation from Halliburton, and currently comprises Messrs. Blount, Huff and Slater. Mr. Blount serves as Chairman. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee met four times during 2007.

        The Nominating and Corporate Governance Committee's responsibilities include, but are not limited to:

  •
  developing, implementing and periodically reviewing KBR's corporate governance guidelines;

  •
  developing and implementing a process to assess Board and committee effectiveness;

  •
  identifying individuals qualified to become Board members, consistent with Board-approved criteria;

  •
  determining the composition of the Board and its committees; including selection of the Director nominees for the next annual meeting of stockholders; and

  •
  periodically reviewing the compensation paid to non-employee directors (including Board and committee chairpersons) in the form of annual retainers and meeting fees, if any, and making recommendations to the Board regarding any adjustments.

        Stockholder Nominations of Directors.    Stockholders may suggest candidates for nomination by the Nominating and Corporate Governance Committee by contacting the Committee in the manner provided above under "Contact the Board." If selected for nomination by the Nominating and Corporate Governance Committee, as described below under "Process for the Selection of Directors," such candidate will be included in KBR's proxy statement for the annual meeting of stockholders.

        Nominations by stockholders may also be made at an Annual Meeting of Stockholders in the manner provided in our Bylaws, although such nominees will not necessarily be included in KBR's proxy statement. The Bylaws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to our Secretary at the address set forth on page 2 of this proxy statement, and must be received at our principal executive offices not less than ninety (90) days, nor more than one hundred twenty (120) days, prior to the anniversary date of the immediately preceding annual meeting of stockholders. The notice shall set forth:

  •
  as to each person the stockholder proposes to nominate for election or reelection as a Director:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the class and number of shares of KBR common stock that are beneficially owned by the person;

  •
  all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

  •
  such person's written consent to serve as a director if elected; and

  •
  as to the stockholder giving the notice:

  •
  the name and record address of the stockholder;

  •
  the class and number of shares of KBR common stock that are beneficially owned by the stockholder;

  •
  a representation that the stockholder intends to appear in person or by proxy at the meeting to propose the nomination; and

  •
  a representation whether the stockholder intends to solicit proxies from the holders of at least the percentage of common stock required to elect the nominee.

        The proposed nominee may be required to furnish other information as KBR may reasonably require to determine the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

        Qualifications of Directors.    Candidates nominated for election or re-election to the Board of Directors should possess the following qualifications:

  •
  personal characteristics:

  •
  highest personal and professional ethics, integrity and values;

    •
    an inquiring and independent mind;

    •
    practical wisdom and mature judgment;

  •
  broad training and experience at the policy-making level in business, government, education or technology;

  •
  expertise that is useful to KBR and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained;

  •
  willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;

  •
  commitment to serve on the Board for several years to develop knowledge about KBR's principal operations;

  •
  willingness to represent the best interests of all stockholders and objectively appraise management performance; and

  •
  involvement only in activities or interests that do not create a conflict with the Director's responsibilities to KBR and its stockholders.

        The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates.

        Process for the Selection of New Directors.    The Board is responsible for filling vacancies on the Board. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, KBR management, and stockholders. Each of the nominees for director at this meeting is an incumbent director recommended by the non-management directors. The Committee may also retain an independent executive search firm to identify candidates for consideration. The Nominating and Corporate Governance Committee will also consider candidates nominated by the stockholders in accordance with our Bylaws. A stockholder who wishes to recommend a prospective candidate should notify KBR's Secretary, as described in this proxy statement. In 2007, the Nominating and Corporate Governance Committee retained the executive search firm Spencer Stuart to assist in identifying and evaluating candidates for service on the Board and may use such firm or a similar firm to identify candidates in the future.

        When the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines whether it will carry out a full evaluation of the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate, and the Committee's knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed above. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate's background, experience and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. Such an interview would be carried out by one or more members of the Committee and others as appropriate. Once the evaluation and interview are completed, the Committee recommends to the Board which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee's report.

Health, Safety and Environment ("HSE") Committee

        The HSE Committee was established by the Board in April 2007 and currently comprises Messrs. Curtiss, Lyles and Slater. Mr. Slater serves as Chairman. The HSE Committee met two times in 2007.

        The Health, Safety and Environment Committee's responsibilities include, but are not limited to:

  •
  reviewing the status of KBR's health, safety and environmental policies and performance, including processes to ensure compliance with applicable laws and regulations;

  •
  reviewing KBR's health, safety and environmental performance to determine consistency with policies and goals; and

  •
  reviewing and providing input to KBR on the management of current and emerging health, safety and environmental issues.

Code of Ethics

        KBR has adopted a "code of ethics," as defined in Item 406(b) of Regulation S-K. KBR's code of ethics, known as its Code of Business Conduct, applies to all directors, officers and employees of KBR, including its principal executive officer, principal financial officer, principal accounting officer and controller, and also applies to all employees of KBR and KBR's agents. KBR has posted its Code of Business Conduct on its website, www.kbr.com. In addition, KBR intends to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Business Conduct that relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K, including the requirements of Item 5.05 of Form 8-K, by posting such information on its website, www.kbr.com.

        In addition, we have agreed that, for five years following our initial public offering, we will consistently implement and maintain the business practices and standards adopted by the Halliburton Board of Directors for us with respect to internal control procedures relating to the use of foreign agents. We may amend such procedures from time to time during the five-year period with Halliburton's prior consent, not to be unreasonably withheld.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, as provided below, with KBR's management. Based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of Directors
John R. Huff, Chairman
W. Frank Blount
Loren K. Carroll

March 12, 2008

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies, and practices in place during 2007 with respect to our chief executive officer ("CEO"), our chief financial officer, and the other three most highly-compensated executive officers who were employed at the end of 2007, all of whom are collectively referred to as the "named executive officers." The named executive officers, together with the other members of our senior executive management whose compensation is determined by our Compensation Committee and our Board of Directors, are referred to as our "senior executive management."

        Until the first meeting of our Compensation Committee in 2007, we generally continued the compensation programs established by our former parent, Halliburton, in 2006. In the first quarter of 2007, our Compensation Committee met to evaluate and establish our compensation programs. Throughout the remainder of 2007, our Compensation Committee met seven more times to further evaluate and revise our compensation programs as KBR transitioned to a fully independent company.

KBR's Compensation Philosophy, Objectives, Policies and Practices

Overview

        Our Compensation Committee reviewed the elements of the individual compensation packages for our senior executive management. Our Compensation Committee delegated to our CEO the duty to approve and administer the individual compensation packages for our other executives and employees, subject to our Compensation Committee's annual review of such administrative delegation.

        As noted above, our Compensation Committee began the evaluation of our compensation programs as previously established by Halliburton, including our compensation philosophy and objectives.

        Our compensation plans are designed to achieve the following primary objectives:

  •
  provide a clear and direct relationship between executive pay and Company (and business unit) performance, both on a short and long-term basis;

  •
  emphasize operating performance measures;

  •
  link executive pay to measures of stockholder value;

  •
  support our business strategies and management processes in order to motivate our executives; and

  •
  generally target current market levels of total compensation opportunities near the 50th percentile for good performance and between the 50th and 75th percentile competitive level for outstanding performance.

        Our executive compensation program will be regularly reviewed so that:

  •
  the program's components support our objectives and motivate our executives to achieve business success and generate value for our stockholders; and

  •
  the program is administered in a manner consistent with established compensation policies.

        The basic elements of our 2007 executive compensation programs are summarized in the table below, and a detailed explanation of each element is set forth under the section titled "Elements of Compensation." A number of these compensation elements, except for base salary, restricted stock, and certain retirement, health, and welfare benefits, are performance-based and therefore at risk of forfeiture. In addition, the vesting of our CEO's 2007 restricted stock grant is at risk of forfeiture under the performance condition described in the section titled "KBR Restricted Stock."

Element	Characteristics	Purpose

Base Salary	Fixed component of pay; targeted near the median of peer companies, with salary being less than or exceeding the median based on experience, performance, and other factors.	Support market-competitiveness of annual pay for skills and experience necessary to meet the requirements of the executive's role.

Short-Term Incentives (Annual)	Performance-based component of pay; payout dependent on Company/Division performance relative to targeted levels. Targeted near the median of peer companies, with payouts being less than or exceeding the median based on Company and Division performance.	Motivate and reward achievement of, and performance in excess of, our Company's and Division's annual goals.

Long-Term Incentives (cash performance awards, restricted stock, and restricted stock units)	Performance-based cash awards, which are realized based on total stockholder return in relation to our peer companies and return on capital. Targeted near the median of peer companies. Restricted equity awards, which increase in value to the extent our common stock price increases.	Reward achievement of our return on capital and total stockholder return goals. Align interests of management and stockholders. Reward achievement of increases in the value of our common stock over the long term. Vesting over time facilitates retention and provides incentives to enhance long-term value. Change-in-control protection helps retention.

Supplemental Retirement	Fixed component of pay. Nonqualified retirement plans.	Provide retirement benefits for executives whose ability to save in qualified plans is limited; vesting provisions retain talent.

Other Generally Available Benefits	Fixed component of pay. 401(k) plan under which regular employees may defer compensation for retirement; matching contributions equal to 5.5% of eligible compensation. The same or comparable health and welfare benefits (medical, dental, vision, disability insurance and life insurance) are available to regular, full-time employees.	Provide employees the opportunity to save for their retirement. Provide benefits to meet the health care and welfare needs of employees and their families.

        Except for equity awards under our long-term incentive program, under which we granted equity compensation in the form of restricted stock and restricted stock units during 2007, our compensation elements are cash based. There is no pre-established formula for the allocation between cash and non-cash compensation or short-term and long-term compensation. Instead, each year our Compensation Committee determines, in its discretion and business judgment, the appropriate level and mix of short and long-term incentive compensation for our senior executive management to reward near-term excellent performance and to encourage commitment to our long-range strategic business goals. To determine the appropriate combination of elements, we consider market pay practices and practices of peer companies, as well as individual performance.

        We believe that short-term compensation is an important factor to achieve our goals of attracting, retaining, and motivating high-performing, experienced executives. Annual performance criteria and award levels provide incentives for our executives to focus their efforts on adding value to our business on a day-to-day basis. We believe that long-term incentive compensation strengthens our executives' stake in the Company and aligns their interests with the interests of our stockholders. The combination of performance and vesting components is designed to link the value that our executives receive on strong Company performance over time.

        Our internal stock nomination process is designed and administered to provide equity award grant dates that are prospective and not retrospective, or back-dated. Stock awards approved by our Compensation Committee are effective on the later of the date of the meeting at which the approval occurs or the date of the last signature on the Compensation Committee resolution approving the award, if our Compensation Committee acts without a meeting. Exercise prices for option awards are set at the closing price of our common stock on the date of grant. For 2007, we granted restricted stock, restricted stock units, and cash performance awards. In addition, our employees who held equity awards under our former parent's stock plan, the Halliburton Company 1993 Stock and Incentive Plan ("Halliburton Stock and Incentive Plan"), received converted equity awards covering KBR common stock upon KBR's separation from Halliburton.

Role of our Compensation Committee

        In 2007, our Compensation Committee reviewed, approved, and recommended to our Board of Directors for approval, the compensation and equity awards for our senior executive management.

        Pursuant to its charter, which is available on the corporate governance page of our website, www.kbr.com, our Compensation Committee is primarily responsible for establishing our overall compensation philosophy and objectives and for overseeing and evaluating our compensation and employee benefit plans and practices, particularly executive compensation. In 2007 our Compensation Committee's role in our executive compensation program was as follows:

  •
  Evaluated and advised our Board of Directors regarding the compensation policies applicable to our executives;

  •
  Reviewed and recommended to our Board of Directors:

  A.
  our CEO's compensation, including salary, bonus, short-term incentive, and supplemental retirement;

  B.
  the long-term incentive compensation component of our CEO's compensation;

  •
  Reviewed our CEO's recommendations with respect to, and approved, the compensation to be paid to our senior executive management under its purview, which generally included the Section 16 officers of the Company and the Vice President of Internal Audit;

  •
  Reviewed and made recommendations to our Board of Directors with respect to our incentive compensation and other stock-based plans;

  •
  Administered our incentive compensation and other stock-based plans; and

  •
  Reviewed and discussed our annual "Compensation Discussion and Analysis" disclosure with management, and recommended to our Board of Directors that the "Compensation Discussion and Analysis" be included in both our annual proxy statement and our annual report on Form 10-K.

        In addition, our Compensation Committee retained compensation consultants, as it deemed appropriate.

Third-Party Consultants

        While our Compensation Committee believes that using third-party consultants is an efficient way to keep current regarding competitive compensation practices, our Compensation Committee does not accord undue weight to the advice of outside professional advisors, but instead makes changes in our compensation program in light of whether the program's intended effects are being achieved over time. In 2007, our Compensation Committee used the services of two compensation consultants, Hewitt Associates, LLC ("Hewitt") and Towers Perrin.

        Our Compensation Committee engaged Hewitt to provide the Compensation Committee with: (1) an external benchmarking assessment of our executive compensation program in February 2007, (2) recommendations for salaries and bonuses for our senior executives for 2007 and 2008, and (3) a competitive market assessment of our executive compensation program following the changes made in 2007. Hewitt reported to the Compensation Committee with respect to executive compensation matters. Outside of providing executive compensation advice, Hewitt acted as our third-party benefit plan administrator and performed limited communications and actuarial consulting services for our benefits department. Our Compensation Committee managed its relationship with the Hewitt executive compensation consultant. The management of our Hewitt relationship with respect to our benefit plan administration and communications and actuarial consulting work was the responsibility of our internal benefits department.

        Our Compensation Committee engaged Towers Perrin to provide it with: (1) an evaluation of the competitive posture of KBR's executive compensation levels relative to the marketplace, (2) a review of our long-term incentive program, our supplemental retirement plans, and our severance and change-in-control practice, and (3) potential cost implications to KBR for our executive compensation program. Towers Perrin reported to the Compensation Committee with respect to executive compensation matters. Towers Perrin also provided compensation consulting to our management on 2007 pay programs and pay level changes prior to being engaged by our Compensation Committee. Outside of providing executive compensation advice, Towers Perrin acted as a benefits consultant for our internal benefits department. Our Compensation Committee managed its relationship with the Towers Perrin executive compensation consultant, and our benefits department and management managed the Company's relationship with the Towers Perrin general benefits and compensation consultants.

Benchmarking Compensation

        The elements of compensation were benchmarked for our senior executive management. In the design and administration of our 2007 executive compensation programs, our Compensation Committee considered the market data for our peer and general industry group and also used its discretion and business judgment in determining overall compensation.

        Our peer group was selected based on the engineering, construction, and services companies against which we believe KBR competes for employees and business. The data from our peer group was obtained from publicly available proxy data (without any adjustment). Our general industry data consisted of data from two sources, Hewitt and Towers Perrin. The comparison groups generally included the following companies:

Peer Group

Chicago Bridge & Iron Company NV	Foster Wheeler Ltd	McDermott International, Inc.
Dyncorp International, Inc.*	Granite Construction, Inc.	The Shaw Group Inc.
EMCOR Group, Inc.	Jacobs Engineering Group Inc.	URS Corp
Fluor Corp.

Hewitt General Industry

Ball Corporation	Hormel Foods Corporation	SCANA Corporation
Borg Warner Inc.	Leggett & Platt, Incorporated	Smurfit-Stone Container Corporation
Brunswick Corporation	MeadWestvaco Corporation	Temple-Inland Inc.
CenterPoint Energy, Inc.	Owens-Illinois, Inc.	The Timken Company
CMS Energy Corporation	Pepco Holdings, Inc.	USG Corporation
Eastman Chemical Company	Reliant Energy, Inc.	WPS Resources Corporation
Goodrich Corporation

Towers Perrin General Industry

Advanced Micro Devices	Goodrich	QUALCOMM
Alcon Laboratories	Gorton's**	Rinker Materials**
Alliant Techsystems	GROWMARK	Rockwell Automation
Altana Pharma**	Harley-Davidson	Rockwell Collins
Avaya	Harman International Industries	S.C. Johnson
Avery Dennison	Harsco	Schwan's
Big Lots	Hasbro	Sonoco Products
Black & Decker	Hershey Foods	St. Jude Medical
Boston Scientific	Hilton Hotels	Starbucks
Brinker International	Hovnanian Enterprises	Starwood Hotels & Resorts
CH2M Hill	IAC/InterActive	Steelcase
Charter Communications	IKON Office Solutions	SunGard Data Systems
Chemtura	Itochu International**	TAP Pharmaceuticals
Clear Channel Communications	J.R. Simplot	TDS Telecom**
Clorox	Jacobs Engineering	Terex UCB**
Constellation Brands	Jarden	Unisys
Convergys	John Crane**	United States Cellular
Cytec	Kerr-McGee	United Stationers
Darden Restaurants	Kohler	USG
Discovery Communications	Lafarge North America	Vistar
eBay	Lexmark International	Vulcan Materials
Ecolab	McGraw-Hill	W.R. Grace
EMCOR Group	MeadWestvaco	Washington Group International
Engelhard	Molson Coors Brewing	Wendy's International
FANUC Robotics America**	Nalco	Westinghouse Savannah River**
Forest Laboratories	Novo Nordisk Pharmaceuticals**	Wm. Wrigley Jr.
Genentech	Pernod Ricard USA**	Yahoo!
Genzyme

*
In June, our Compensation Committee revised the peer group companies to remove Washington Group International, Inc. ("Washington Group") because of the acquisition of Washington Group by URS Corp. As a result of losing Washington Group, our Compensation Committee added Dyncorp International, Inc. to provide our Compensation Committee with sufficient data to make meaningful comparisons to the marketplace. Hewitt initially included Quanta Services, Inc. as a peer group company; however, our Compensation Committee decided to remove Quanta Services from our peer group because it does not compete for our employees and business to the same degree as our peer group companies.
**
Subsidiary

        The Hewitt General Industry Group consisted of 19 companies participating in Hewitt's TCM™ database, crossing multiple manufacturing and operations-focused industries of similar size and scope as KBR. Hewitt reviewed raw data and performed regression analysis in assessing market compensation data to provide appropriate comparisons based on company size, complexity and performance, and individual role and job content.

        The Towers Perrin General Industry Group consisted of 83 companies participating in Towers Perrin's 2006 CDB Executive Compensation Database for companies with revenues between $3 to $6 billion dollars.

        Our Compensation Committee will periodically review and update the companies comprising our peer group, as it deems appropriate, to maintain a peer group that consists of the engineering, construction and services companies against which we believe KBR competes for employees and business.

Role of CEO in Compensation Decisions

        During 2007, our CEO made recommendations to our Compensation Committee regarding the compensation and incentives for our senior executive management. Our CEO also:

  •
  recommended performance measures, target goals and award schedules for short-term and long-term incentive awards, and reviewed performance goals for consistency with our projected business plan;

  •
  reviewed competitive market data with senior executive management;

  •
  reviewed rationale and guidelines of our stock award program;

  •
  recommended changes to our stock award program for review and discussion by our Compensation Committee; and

  •
  developed specific recommendations regarding the amount and form of equity compensation to be awarded to other senior executive management and the aggregate amount and form of equity compensation, by employee level and business unit, to be awarded below the senior executive management level.

        In addition to the role of our CEO, our Compensation Committee will review and annually approve the compensation and incentive awards for our senior executive management.

Executive Compensation Policies

        Our executive compensation program procedures are guided by policies. Our policy sets the parameters around those positions that require approval by our Compensation Committee and those where delegation to our CEO is authorized. The responsibilities outlined in our Compensation Committee's charter are supported by an internal process that guides and details the actions to be taken by our Compensation Committee, our CEO, our senior executive management, and staff. These processes coincide with our Compensation Committee's annual calendar, which details the timing of compensation events and associated Compensation Committee actions.

Elements of Compensation

        Our executive compensation program has been designed to ensure that KBR is able to attract and retain the right people for the job and that its compensation plans support KBR's strategies, focus efforts, help achieve business success and align with KBR's stockholders' interests. Since our initial public offering in late 2006, our Compensation Committee has undertaken to evaluate and revise our executive compensation program originally established under Halliburton.

        Our 2007 executive compensation program consisted of the following core elements:

  A.
  base salary;

  B.
  short-term incentives (annual);

  C.
  long-term incentives;

  D.
  supplemental retirement; and

  E.
  other generally available benefits.

A.    Base Salary

        Because our Compensation Committee did not have historical performance data available on our senior executive management in their new roles as part of a fully independent company, our Compensation Committee relied significantly on market data for comparable positions within the KBR peer group to determine base salary for our senior executive management. Where no peer group information was available, our Compensation Committee relied on market data for comparable positions within the general industry group. In addition to considering market comparisons in making salary decisions, our Compensation Committee exercises discretion and judgment based on the following factors:

  •
  level of responsibility;

  •
  experience in current role and equitable compensation relationships among our executives;

  •
  performance and leadership; and

  •
  external factors involving competitive positioning, general economic conditions and marketplace compensation trends.

        No specific formula is applied to determine the weight of each factor, and the factors are considered by the Compensation Committee in its discretion. Salary reviews are conducted annually to evaluate each executive's individual performance; however, individual salaries are not necessarily adjusted each year. Our Compensation Committee generally established base salaries at or near the median of our peer group (using general industry group data for additional input).

        During the first quarter of 2007, our CEO presented our Compensation Committee with salary recommendations for our senior executive management. In addition, Hewitt presented its competitive compensation analysis of our senior executive managements' compensation using peer group proxy data and Hewitt's Total Compensation Measurement database. Further, Towers Perrin presented an analysis similar to Hewitt's using our peer group and Towers Perrin's general industry group. After reviewing the information presented from the multiple data points used by Hewitt and Towers Perrin, our Compensation Committee adopted our CEO's recommendations as they were consistent with the Compensation Committee's objective to set compensation near the median of our peer group or of the general industry group when no peer group information was available.

        Messrs. Burgher, Farley, Rose, and Stanski's base salaries were in the aggregate approximately 13% below the median for our peer group companies and/or our general industry groups.

        In addition, our Compensation Committee separately reviewed our CEO's salary. Based on our Compensation Committee's review of the data from Hewitt and Towers Perrin's analysis of our peer group companies and general industry group data, our Compensation Committee increased our CEO's salary to within approximately 10% below the median of our peer group companies to be consistent with its objectives to set salary near the median of our peer group.

        In July 2007, our Compensation Committee met, reviewed data from Towers Perrin on our peer groups, and to be competitive with KBR's peer group, decided to provide an approximately 10% salary increase to Messrs. Burgher, Farley, Rose, Stanski, and Utt (except that the additional salary increase was not included for purposes of determining benefits under our medical, insurance, retirement, annual incentive, or supplemental retirement plan).

        In December 2007, our Compensation Committee met to establish base salary for 2008 with respect to our senior executive management. The salaries for 2008 are generally within 10% of the salaries for comparable positions in our peer group (or general industry group), except that our Compensation Committee took into consideration individual performance and internal equity in adjusting salaries for 2008.

B.    Short-Term Incentives (Annual)

        Our senior executive management was eligible to participate in the KBR Senior Executive Performance Pay Plan (the "Performance Pay Plan") for the 2007 calendar year. The Performance Pay Plan was adopted in February 2007, as a performance program under the stockholder-approved KBR, Inc. 2006 Stock and Incentive Plan, as amended (the "KBR Stock and Incentive Plan"). The Performance Pay Plan was established under the KBR Stock and Incentive Plan to enable KBR to design the annual incentive awards as performance-based awards under section 162(m) of the Internal Revenue Code whenever appropriate and consistent with our compensation philosophy. Our Compensation Committee established the Performance Pay Plan to reward senior executive management for improving financial results for stockholders of KBR and to provide a means to connect cash compensation directly to KBR's performance.

        The Performance Pay Plan metrics are reviewed annually by our Compensation Committee. In February 2007, our Compensation Committee, based on the recommendation of our CEO, decided to expand upon the performance metric used in 2006, Cash Value Added (and division Cash Value Added), to add focus on KBR's financial and cost control goals. Also, our Compensation Committee added a performance metric that would recognize sales performance. The following four performance metrics (and weightings) were adopted by our Compensation Committee:

  •
  25% Cash Value Added (CVA);

  •
  25% Fully Burdened Operating Income (FBOI);

  •
  25% Job Income Booked (JIB); and

  •
  25% Overhead Cost Management (OCM).

        CVA (Cash Value Added) measures the difference between after-tax cash income and a capital charge (based upon KBR's weighted average cost of capital) to determine the amount of value, in terms of cash flow, added to KBR's business. This metric helps manage the Company's balance sheet. The formula is: Cash Value Added = Cash Flow-Capital Charge. Target is the 2007 business plan as of February (modified as described below), Threshold is Target minus 25%, and Maximum is Target plus 25%. The 2007 business plan numbers as of February were modified from the original annual plan for both the CVA and FBOI metrics to eliminate two planned projects that the Company lost prior to our Compensation Committee's February 2007 meeting.

        FBOI (Fully Burdened Operating Income) measures the actual operating income after minority interest for KBR as published in our financials. This metric helps focus on managing operations. Each business unit is measured on business unit income after minority interest, which does not bear the burden of corporate overhead expenses. Target is the 2007 business plan as of February (modified as described above), Threshold is Target minus 25%, and Maximum is Target plus 25%.

        JIB (Job Income Booked) measures the estimated income from new project awards. This metric helps measure and reward sales performance. Target is the 2007 annual plan, Threshold is Target minus 25%, and Maximum is Target plus 25%. The 2007 annual plan numbers for JIB were not modified from the original annual plan as they were above for the CVA and FBOI metrics because our Compensation Committee wanted to provide an incentive to our senior executive management to continue pursuing projects to fill the gaps left by the loss of the two planned projects.

        OCM (Overhead Cost Management) measures gross overhead for KBR and each division (less any incentive award costs and, for corporate and Government & Infrastructure positions, less the costs of our Government & Infrastructure procurement office). This metric helps manage Company costs. OCM is measured 12.5% on gross overhead expenditure, where Target is the 2007 annual plan (less the costs described above), Threshold is Target plus approximately 3%, and Maximum is Target minus approximately 6%. In addition, OCM is measured 12.5% on gross overhead as a percentage of operating income where, for our corporate positions, Target is 240%, Threshold is 250%, and Maximum is 230% of operating income, for our former Energy & Chemical Division positions (i.e., Mr. Rose), Target is 87%, Threshold is 90%, and Maximum is 84% of operating income, and for our Government & Infrastructure Division positions (i.e., Mr. Stanski), Target is 84% of income, Threshold is 87% of income, and Maximum is 81% of income.

        The goals for the performance metrics for the senior executive management in corporate positions are based upon the performance measures of our Company on a consolidated basis. For our named executive officers, this includes Messrs. Utt, Burgher, and Farley. The performance metrics (other than CVA) for the senior executive management who are responsible for a business division are based on that business division's performance. For the former Energy & Chemical Division, that named executive officer is Mr. Rose. For the Government & Infrastructure Division, that named executive officer is Mr. Stanski. In September 2007, our existing divisions were divided into six business units. As a result, in 2008, our performance metrics for these executives will be based on business unit performance instead of division performance.

        At the beginning of 2007, our Compensation Committee established an incentive reward schedule that equates given levels of performance beyond a threshold level with varying reward opportunities paid in cash. Incentive award opportunities were established at target and maximum levels as a percentage of base salary where base salary is based on the sum of the executive's base salary on the first day of each month during a calendar year, divided by 12. The maximum amount any participant can receive under the Performance Pay Plan is limited to double the target opportunity level. The level of achievement of the annual performance metrics determines the dollar amount of incentive compensation payable to participants.

        When establishing target levels for the incentive reward schedule for 2007, the Compensation Committee considered, among other things, projected Company performance, strategic business objectives, and forecasted general business and industry conditions. Generally, target levels for the incentive reward schedule reflect the benchmarking objectives set by our Compensation Committee, with annual incentive awards near the 50th percentile of our peer group (using general industry group data for additional input) for good performance and between the 50th and 75th percentile for outstanding performance. Peer group information was variable and not comparable in many respects to our incentive measures. At the time the target levels are established, the outcome is intended to be substantially uncertain but achievable, and to require better than expected performance from our executives. Our Compensation Committee may adopt different target levels for its annual incentive reward schedule from time to time, as it deems appropriate.

        During 2007, the bonus award opportunities were based on a percentage of base salary(1) assuming attainment of specified threshold, target, and maximum performance levels, which were, respectively: (i) for our CEO, 36%, 90%, and 180%, (ii) for Mr. Burgher and Mr. Farley, 24%, 60%, and 120%, and (iii) generally for our other senior executive management, 20%, 50%, and 100%. The differences in award percentages among our named executive officers reflect the differences in similar positions among our peer and general industry groups.

(1)
Base salary for purposes of the Performance Pay Plan does not include certain supplemental base salary payments for our senior executive management. With respect to our CEO, $50,000 is excluded, and for all other senior executive management, $15,000 is excluded for 2007.

        In February 2008, our Compensation Committee certified the results under the Performance Pay Plan. Our Compensation Committee elected to make negative adjustments to reduce the compensation due under the Performance Pay Plan with respect to Messrs. Utt and Stanski as a result of the loss provisions recognized on the Skopje Embassy Project. Mr. Utt's payout under the Performance Pay Plan was reduced by approximately 14% and Mr. Stanski's payout was reduced by approximately 20%.

        The following table is a summary of the short-term incentives for the fiscal year 2007, including the target and maximum incentive compensation amounts, performance metric goals and the level attained, and amounts actually paid for each of our named executive officers.

2007 Short-Term Incentives Table

	2007 Short-Term Incentives (Annual Cash Incentive Compensation)			Performance Metric Goals		Goal Attainment Level (Millions)

Named Executive Officer	Target ($)	Maximum ($)	Actual ($)	Goal	Weighting (%)	Target ($)	Maximum ($)	Actual ($)

William P. Utt	693,750	1,387,500	1,000,000	KBR CVA KBR FBOI KBR JIB Jan - Jun 2007 KBR JIB Jul - Dec 2007 KBR Gross OCM KBR OCM Percentage	25 25 12.5 12.5 12.5 12.5	12.3 284.2 782.3 424.0 780.4 240%	53.4 355.3 978.0 530.0 730.4 230%	107.4 518.8 263.0 593.6 759.5 146%

Cedric W. Burgher	205,000	410,000	344,400	KBR CVA KBR FBOI KBR JIB Jan - Jun 2007 KBR JIB Jul - Dec 2007 KBR Gross OCM KBR OCM Percentage	25 25 12.5 12.5 12.5 12.5	12.3 284.2 782.3 424.0 780.4 240%	53.4 355.3 978.0 530.0 730.4 230%	107.4 518.8 263.0 593.6 759.5 146%

Andrew D. Farley	187,500	375,000	315,000	KBR CVA KBR FBOI KBR JIB Jan - Jun 2007 KBR JIB Jul - Dec 2007 KBR Gross OCM KBR OCM Percentage	25 25 12.5 12.5 12.5 12.5	12.3 284.2 782.3 424.0 780.4 240%	53.4 355.3 978.0 530.0 730.4 230%	107.4 518.8 263.0 593.6 759.5 146%

Bruce A. Stanski	180,000	360,000	282,240	KBR CVA KBR G&I FBOI KBR G&I JIB Jan - Jun 2007 KBR G&I JIB Jul - Dec 2007 KBR G&I Gross OCM KBR G&I OCM Percentage	25 25 12.5 12.5 12.5 12.5	12.3 256.3 117.3 198.0 215.3 84%	53.4 320.4 146.6 247.5 201.5 81%	107.4 470.7 141.5 239.1 200.2 43%

John L. Rose	176,250	352,500	294,338	KBR CVA KBR E&C FBOI KBR E&C JIB Jan - Jun 2007 KBR E&C JIB Jul - Dec 2007 KBR E&C Gross OCM KBR E&C OCM Percentage	25 25 12.5 12.5 12.5 12.5	12.3 173.7 665.0 144.0 151.5 87%	53.4 217.1 831.2 180.0 141.8 84%	107.4 202.6 66.1 314.0 138.1 68%

        In addition, our Compensation Committee approved discretionary bonuses intended to reward selected executives and key non-officer employees for their significant efforts in connection with our separation from Halliburton. The bonus amounts for our named executive officers were as follows: (1) Mr. Utt—$100,000, (2) Mr. Burgher—$75,000, and (3) Mr. Farley—$50,000, as noted in column (d) of the Summary Compensation Table.

        In 2008, our Compensation Committee adopted new performance metrics under the Performance Pay Plan for the 2008 calendar year. For KBR corporate, our Compensation Committee adopted the following new performance metrics (and weightings): (1) Return on Capital (20%), (2) Earnings Per Share (20%), (3) Job Income Sold (20%), (4) Net Overhead Expense (20%), (5) Safety (10%), and (6) Retention (10%). These metrics, along with business unit income, were generally also adopted for the business units, except with different weightings and measurements than with respect to the measurements for KBR corporate. In addition, our Compensation Committee has discretion to reduce the payout levels based on personal performance.

C.    Long-Term Incentives

        KBR has two long-term incentive plans, the KBR Stock and Incentive Plan and the Transitional Stock Adjustment Plan. Under the KBR Stock and Incentive Plan, our Compensation Committee made the following grants to our named executive officers in 2007: (1) KBR Performance Awards and (2) KBR Restricted Stock. A description of the KBR Stock and Incentive Plan, the methodology used by our Compensation Committee to determine the mix of awards to grant, and the KBR Performance Awards and KBR Restricted Stock granted under the KBR Stock Incentive Plan are provided below.

        The Transitional Stock Adjustment Plan was established solely to maintain the stock options and restricted stock granted to KBR employees under the Halliburton Stock and Incentive Plan that were still outstanding at the time of our separation from Halliburton and subsequently converted to KBR stock options and restricted stock. No further grants may be made under the Transitional Stock Adjustment Plan. The details of the conversion of these stock options and restricted stock are provided below.

KBR Stock and Incentive Plan

        We use long-term incentives to achieve the following objectives:

  •
  reward consistent achievement of value creation and operating performance goals;

  •
  align management's interests with stockholders' interests; and

  •
  encourage long-term perspectives and commitment.

        Long-term incentives represent the largest component of total executive compensation opportunity for our executives. We believe this is appropriate given our belief that executive pay should be closely tied to stockholder appreciation.

        The KBR Stock and Incentive Plan provides for a variety of cash and stock-based awards, including nonqualified and incentive stock options, restricted stock/units, performance shares/units, stock appreciation rights, and stock value equivalents, also known as phantom stock. The KBR Stock and Incentive Plan allows the Compensation Committee the discretion to select from among these types of awards to establish individual long-term incentive awards. Our Compensation Committee met once in June 2007 and twice in July 2007 to review the amount and appropriate mix of long-term incentive awards to be granted to our senior executive management.

        For purposes of establishing the amount of the long-term incentive awards, our Compensation Committee engaged Towers Perrin to provide our Compensation Committee with a comparison of our senior executive management's target total direct compensation (including target total annual compensation plus long-term incentives). Our Compensation Committee decided to target the long-term incentive awards at around the 50th percentile of our peer group for our senior executive management as a group.

        Granting a mix of incentives allows us to provide a diversified yet balanced long-term incentive program that effectively addresses volatility in our industry and in the stock market, and maintains an incentive to meet performance goals. Our Compensation Committee granted our senior executive management a mixture of 60% performance awards (based on target value) and 40% restricted stock under the KBR Stock and Incentive Plan. Our Compensation Committee concluded that this mix of restricted stock and performance awards was consistent with its objectives. Specifically, the restricted stock (i) is directly tied to our stock price performance and therefore, directly to stockholder value and (ii) provides a significant incentive for our senior executive management to remain with the Company. The performance awards focus executives to improve long-term returns and reward consistent achievement. Our Compensation Committee awarded a higher percentage of performance awards than restricted stock because our Compensation Committee believes that emphasizing performance is more likely to increase shareholder value. Our Compensation Committee decided in favor of using restricted stock instead of stock options because restricted stock instills more of a sense of ownership and aligns our senior executive management's interest directly with our stockholders.

KBR Performance Awards

        The KBR Performance Awards are long-term incentive awards designed to provide selected executives with specified incentive opportunities contingent on the level of achievement of pre-established corporate performance objectives. When establishing target levels of corporate performance, our Compensation Committee considered, among other things, projected Company performance, strategic business objectives, and forecasted general business and industry conditions. Generally, the target levels reflected the benchmarking objectives set by our Compensation Committee, with target program awards near the 50th percentile of our peer group. At the time the target levels were established, the outcome was intended to be substantially uncertain but achievable, and to require better than expected performance from our executives.

        Performance is based 50% on Total Shareholder Return (TSR), as compared to our peer group (Chicago Bridge & Iron Company NV, Chiyoda Corp., Dyncorp International, Inc., Fluor Corp., Foster Wheeler Ltd, Jacobs Engineering Group Inc., JGC Corp., Saipem, The Shaw Group Inc., Technip, and URS Corp.), and 50% on KBR's Return on Capital (ROC). The peer group used for our performance awards is slightly different than our peer group used for benchmarking compensation of our senior executive management, as described above under Benchmarking Compensation. In our benchmarking compensation peer group, the foreign companies, Chiyoda Corp., JGC Corp., Saipem, and Technip, were replaced with EMCOR Group, Inc., Granite Construction, Inc., and McDermott International, Inc. due to difficulties in determining compensation data for foreign companies and to provide our Compensation Committee with sufficient data to make meaningful comparisons to the marketplace.

        ROC is the weighted average of the Company's net income from continuing operations plus (interest expense × (1-effective tax rate)), divided by average monthly capital from continuing operations, with monthly capital from continuing operations equal to average monthly total assets less (average monthly non-interest bearing liabilities plus average monthly minority interest), as reported in the Company's audited reported financials for (i) the period July 1, 2007 through December 31, 2007, annualized, (ii) 2008, and (iii) 2009, with the 2007 period weighted 20% and the 2008 and 2009 years each weighted 40%. For the purpose of these awards, ROC is calculated in the same manner as for the financial reports prepared for use by our senior executives for business purposes and as reported to our Board of Directors.

        After the end of each performance award cycle, our Compensation Committee will determine the extent to which the performance goals have been achieved, and the amount of the performance award will be computed for each selected executive in accordance with the table below. For results between Threshold and Target and Target and Maximum, the Performance Percentage earned is determined by linear interpolation between the two applicable standards based on the results achieved for the respective performance measures. The following table shows the manner in which the earned value of the performance awards is determined.

Determination of the "Earned" Value of Performance Awards

Performance Percentage	Weighting	<Threshold 0%	Threshold 50%	Target 100%	Maximum 200%
Company's TSR Rank with Peer Group Members' TSR	50%	<25th	25th	50th	75th
ROC	50%	<6.4%	6.4%	8.4%	11.4%

        For TSR, achievement of the 25th percentile results in a 50% target payout, the 50th percentile in a 100% target payout, and the 75th percentile in a 200% target payout. For ROC, achievement of 6.4% results in a 50% target payout, 8.4% in a 100% target payout, and 11.4% in a 200% target payout. The performance awards may only be paid in cash.

KBR Restricted Stock

        Our Compensation Committee granted our senior executive management restricted stock that is subject to a five-year graded vesting schedule, based on service with the Company. In addition, the vesting of our CEO's restricted stock is subject to the Company having net income greater than or equal to $0, under certain conditions described below, for the calendar year preceding the annual vesting date. This puts a major component of our CEO's total annual compensation directly at risk and subject to the performance of the Company. The determination of net income with respect to our CEO's restricted stock award will not be reduced by the after-tax earnings impact of: (i) any item that originated, or relates to the period, prior to our CEO's first date of employment with the Company, (ii) the negative effect of required changes in accounting principles, or (iii) the negative effect of changes in the tax law.

Transitional Awards

        Following our separation from Halliburton, each stock option and restricted stock award granted to our employees under the Halliburton Stock and Incentive Plan that was still outstanding was converted to an equity award covering KBR common stock in accordance with a pre-existing requirement under the Halliburton Stock and Incentive Plan. The converted KBR equity awards were made pursuant to the Transitional Stock Adjustment Plan, which was adopted solely for that purpose. The converted equity awards are subject to substantially the same terms as they were under the Halliburton Stock and Incentive Plan prior to conversion. No new awards can be made under the Transitional Stock Adjustment Plan.

        The conversion under the Halliburton Stock and Incentive Plan was based on a formula using an adjustment ratio based on the volume-weighted average price ("VWAP") of Halliburton common stock on Thursday, April 5, 2007, and the VWAP of KBR common stock on Monday, April 9, 2007. This adjustment ratio was calculated to be 1.6156 (the "Adjustment Ratio").

        Restricted shares of Halliburton common stock were converted into a number of restricted shares of KBR Common Stock by multiplying the number of restricted shares of Halliburton stock by the Adjustment Ratio, rounded to the nearest whole share (with fractional shares equal to or greater than 0.5 rounded up). The restricted shares of KBR Common Stock are subject to the same restrictions as were applicable to the corresponding shares of Halliburton restricted stock.

        Halliburton stock options, whether vested and unexercised or unvested, were converted by multiplying the number of shares subject to the Halliburton stock option by the Adjustment Ratio, rounded down to the nearest whole share. The resulting number is the number of shares of KBR Common Stock subject to the converted option. The new exercise price for the KBR stock options is equal to the exercise price of the Halliburton stock option, divided by the Adjustment Ratio, rounded up to the nearest whole cent. The exercise and vesting schedule for the original Halliburton stock options continue to apply to the adjusted KBR stock options.

        To comply with the Internal Revenue Code Section 409A, the adjustment was intended not to result in a more favorable adjustment outcome.

Total Equity Awards Outstanding for All Employees and Directors

        As of December 31, 2007, under the Transitional Stock Adjustment Plan, 757,636 shares of restricted stock had not yet lapsed and 1,285,373 stock options were outstanding. In addition, under the KBR Stock and Incentive Plan, 266,294 shares of restricted stock and 972,287 restricted stock units had not yet lapsed and 837,921 stock options were outstanding.

D.    Supplemental Retirement

        Following our separation from Halliburton, our Compensation Committee met on April 12, 2007, and approved the KBR Supplemental Executive Retirement Plan, KBR Elective Deferral Plan, KBR Benefit Restoration Plan, and KBR Dresser Deferred Compensation Plan in order to provide a continuation of benefits to our employees who were entitled to such benefits under the Halliburton Company Supplemental Executive Retirement Plan, Halliburton Elective Deferral Plan, Halliburton Company Benefit Restoration Plan, and Dresser Industries Inc. Deferred Compensation Plan and to comply with our obligations under the Employee Matters Agreement between Halliburton and KBR that was entered into prior to our initial public offering in 2006. These newly approved Company retirement plans are substantially similar to the Halliburton plans, except as revised to comply with new Internal Revenue Code rules on deferred compensation.

KBR Supplemental Executive Retirement Plan

        The KBR Supplemental Executive Retirement Plan (the "SERP") was established to provide competitive retirement benefits (based on a review of our peer group companies and general industry group data) to selected executives of KBR. Determinations as to who would receive an allocation for a particular plan year and the amount of the allocation are made in our Compensation Committee's sole discretion. Our Compensation Committee met once in June 2007 and twice in July 2007 to determine which executives should participate in the SERP and to what extent. On July 28, 2007, our Committee approved a contribution equal to 26% of income for our CEO and each US based member of our senior executive management over the age of 50. Each executive who receives a contribution must be employed for at least five years (three years for executives who were over age 60) following the contribution in order to begin vesting. The vesting provision was put in place to encourage participant retention.

        In making such determinations, our Compensation Committee considered the following factors:

  •
  our current qualified retirement program;

  •
  the nonqualified retirement plans provided by our peer group companies;

  •
  SERP design considerations from Towers Perrin; and

  •
  cost.

Based on these factors, our Compensation Committee decided on a goal of achieving a reasonable replacement of income (based on Company contributions to both the SERP and our qualified 401(k) plan), assuming a scenario in which the executive began work at KBR at age 25, began participating in the SERP at age 50, and retired from KBR at age 65. To simplify the administration of the SERP and to shift the risk of not achieving a reasonable replacement income away from KBR, our Compensation Committee elected to use an approximate average contribution to achieve this result—that is, to use a defined contribution SERP rather than a defined benefit SERP. Consequently, the actual replacement income for each participant will depend on the executive's length of time in the SERP, actual salary increases, investment returns, and life span. Benefits under the plan are payable upon a termination of service.

        Of the named executive officers, only Mr. Utt and Mr. Rose received an allocation in 2007 under the terms of the SERP, as listed in the Nonqualified Deferred Compensation table. Messrs. Utt and Rose were not credited with interest in 2007 because their 2007 allocation was received after 2007. Mr. Stanski was credited with interest for 2007 on amounts already allocated to his account from prior years. The total account balance for Mr. Stanski is fully vested.

KBR Elective Deferral Plan

        Our named executive officers may participate in the KBR Elective Deferral Plan, a nonqualified deferred compensation plan, to meet their retirement and other future income needs. Participation is completely voluntary. Pre-tax deferrals of up to 75% of base salary and/or incentive compensation are allowed each calendar year. Interest is credited based upon the participant's election from among four benchmark investment options. The only named executive officers who had an account balance under the Plan during 2007 were Messrs. Utt and Farley. The elective deferral plan is a nonqualified deferred compensation plan that earns interest based on deemed investment options selected by the participants. Benefits under this plan are payable upon a termination of employment (or a specified future date).

KBR Benefit Restoration Plan

        Our named executive officers may participate in the KBR Benefit Restoration Plan, a nonqualified plan that provides a vehicle to restore qualified plan benefits that are reduced as a result of limitations imposed under the Internal Revenue Code or due to participation in other Company sponsored plans. The benefit restoration plan is a nonqualified deferred compensation plan that earns interest at the rate of 10% per annum, which is 4.32% above 120% of the federal long-term rate. In 2007, our named executive officers received awards under the benefit restoration plan in the amounts shown in the footnotes to the Summary Compensation Table. Benefits under this plan are payable upon a termination of employment.

KBR Dresser Deferred Compensation Plan

        One of our named executive officers, Mr. Rose, participates in the KBR Dresser Deferred Compensation Plan, an unfunded, frozen deferred compensation plan, which was established to continue to provide benefits under the Dresser Industries, Inc. Deferred Compensation Plan sponsored by Halliburton. Prior to the plan being frozen on January 1, 2000, a participant could elect to defer compensation into the plan. A participant's deferrals were then converted to units equivalent to company(2) stock based on a discounted price of company stock. The discount could be no more than 25% of company stock fair market value. While additional deferrals are no longer permitted, a participant's benefit may continue to grow in three ways: through dividend equivalents on unit accounts, interest paid on cash accounts, and through unrealized gains. Interest is payable annually on the participant's cash account, if any, at the annual savings account rate of a major bank designated by the plan administrator. A participant's cash account is payable in cash, and the unit account is payable in company stock. Benefits under the plan are payable on the January 15th following the participant's termination of employment.

(2)
Prior to the separation of KBR from Halliburton in April 2007, the units were equivalent to Halliburton common stock. Upon the separation, the units were converted to KBR units, and are now based on the value of KBR common stock.

Defined Benefit Retirement Plan

        Our named executive officers do not participate in any KBR sponsored defined benefit pension plans. Mr. Rose did participate in the frozen Halliburton Retirement Plan, which is sponsored by our former parent company, Halliburton. However, KBR is not responsible for any of the liabilities under the Halliburton Retirement Plan.

E.    Other Generally Available Benefits

        Generally, our named executive officers participate in the same retirement and health and welfare programs as our other employees. In 2007, our named executive officers participated in the Kellogg Brown & Root, Inc. Retirement and Savings Plan. Pursuant to this plan, we made employer matching contributions equal to 5.5% of eligible compensation. Their health care and insurance coverage is the same as that provided to active employees.

        Our Compensation Committee determined that it would no longer offer perquisites to our senior executive management. Our Company does not own a private aircraft, nor do we participate in a fractional aircraft ownership program. Our executives do not have company cars or car allowances. To allow for maximum efficiency and productive use of time, one Company-leased car and driver is provided in Houston and one Company-leased car and driver is provided in Arlington for use by our named executive officers for business purposes, except that our named executive officers may use a Company-leased car and driver for limited personal use only if the car is not being used by another named executive officer for business purposes at that time.

Impact of Performance on Compensation

        Some of our executives and key non-officer employees were eligible to participate in the KBR Performance Pay Plan during 2007 (as described above under the heading "Short-Term Incentives (Annual)"). Our named executive officers earned annual incentive compensation for the 2007 fiscal year in the amounts shown in the Summary Compensation Table. The 2007 rewards for the Performance Pay Plan were paid in cash in the first quarter of 2008. In addition, Mr. Utt's restricted stock grant for 2007 is subject to our Company having $0 or greater income for the year ended prior to each vesting date as more fully described in the section titled "KBR Restricted Stock."

Impact of Accounting, Regulatory, and Tax Requirements on Compensation

        Our Company has adopted Statement of Financial Accounting Standards 123(R), Share-Based Payment (or "FAS 123(R)"). The adoption of FAS 123(R) has not affected the mix of equity awards under our long-term incentive compensation program.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to the CEO or any of the four other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Qualifying performance-based compensation is not subject to this sanction if certain requirements are met.

        Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy. When designing and implementing our compensation programs, we consider all relevant factors, including the availability of tax deductions with respect to compensation. Accordingly, we have attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with the intended objectives of our compensation philosophy. However, we may from time to time pay compensation to our executives that may not be fully deductible.

        The KBR Stock and Incentive Plan was designed to allow qualification under Section 162(m) of stock options, stock appreciation rights, and performance share awards, as well as, short-term and long-term cash performance plans.

        Section 304 of the Sarbanes-Oxley Act of 2002 applies to any cash or equity-based incentive compensation paid to specified executives where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of restatement. We expect that our Compensation Committee will adopt a policy, when and where applicable, to seek to recover any amount determined to have been inappropriately received by any individual executive.

        We are administering all nonqualified, deferred compensation plans and payouts in compliance with the provisions of Section 409A of the Internal Revenue Code added under the American Jobs Creation Act of 2004. Plan documents will be amended in 2008 to incorporate the effects of Section 409A as adopted.

Conclusion

        In a highly competitive market for executive talent, we believe our customers' and employees' interests, as well as those of our stockholders and other stakeholders, are well served by our compensation programs. These programs are reasonably positioned to our peer group companies and general industry group, encourage and promote our compensation objectives with a strong emphasis on pay for performance, and permit the exercise of our Compensation Committee's discretion in the design and implementation of compensation packages. Going forward, we will continue to review our compensation plans periodically to determine what revisions, if any, should be made.

EXECUTIVE COMPENSATION

Summary Compensation

        The following table sets forth information regarding the compensation of our named executive officers during 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

William P. Utt(6) Chairman of the Board, President & CEO	2007 2006	817,704 487,987	100,000 417,810	714,998 221,694	— —	1,000,000 235,966	755 —	272,774 21,489	2,906,231 1,384,946

Cedric W. Burgher SVP & Chief Financial Officer	2007 2006	355,770 300,000	75,000 54,936	185,199 96,352	150,070 74,734	344,400 110,064	190 —	15,013 33,966	1,125,642 670,052

Andrew D. Farley(7) SVP & General Counsel	2007	326,153	50,000	133,089	77,369	315,000	362	12,058	914,031

Bruce A. Stanski President, Government & Infrastructure	2007 2006	375,006 359,678	— —	230,497 177,682	143,947 77,663	282,240 438,038	1,179 733	62,376 86,543	1,095,245 1,140,337

John L. Rose President, Upstream	2007 2006	366,701 301,302	— 38,460	151,432 65,377	106,834 57,565	294,338 117,647	728,700 4,427	195,357 48,197	1,843,362 632,975

(1)
For bonuses in 2007, our Compensation Committee granted discretionary bonuses to Messrs. Utt, Burgher, and Farley and certain other employees for their efforts in the separation of KBR from Halliburton. For bonuses in 2006, our Compensation Committee granted discretionary bonuses to selected senior executive management to reward them for their performance during 2006 and for their performance in their new management roles.

(2)
The amounts in columns (e) and (f) reflect the dollar amount recognized for 2006 and 2007 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," for awards pursuant to the KBR Stock and Incentive Plan and the KBR, Inc. Transitional Stock Adjustment Plan and thus may include amounts from awards granted in and prior to 2006 and 2007. Assumptions used in the calculation of these amounts are described in note 3 under "Significant Accounting Policies" and note 17 under "Stock Incentive Plans" of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2007, and the comparable disclosures in 2006.

(3)
Earnings reportable in column (g) relate to payments under our Performance Pay Plan for 2006 and 2007 and under Halliburton's Performance Unit Plan for 2006. Benefits under these plans are payable by their terms at a later date.

(4)
The amounts shown in column (h) include the following:

Name	Year	Halliburton Defined Benefit	Benefit Restoration	Elective Deferral	Dresser Deferred Compensation	Total (A)

Utt	2007 2006	— —	637 —	118 —	— —	755 —

Burgher	2007 2006	— —	190 —	— —	— —	190 —

Farley	2007	—	199	163	—	362

Stanski(B)	2007 2006	— —	1,179 733	— —	— —	1,179 733

Rose	2007 2006	622 892	1,517 1,145	— —	726,561 2,390	728,700 4,427

  (A)
  Any amounts reportable here and in column (h) of the Summary Compensation Table are payable in connection with KBR's nonqualified deferred compensation plans, the KBR Benefit Restoration Plan (Benefit Restoration), KBR Elective Deferral Plan (Elective Deferral), and KBR Dresser Deferred Compensation Plan (Dresser Def. Comp.). These amounts reflect above market or preferential earnings on nonqualified deferred compensation. The amounts reportable in connection with the Halliburton Defined Benefit Plan reflect the aggregate change in the actuarial present value of Mr. Rose's plan benefit. KBR did not assume any responsibility for the Halliburton Defined Benefit Plan following our separation from Halliburton.

  (B)
  Mr. Stanski was the only named executive officer who had earnings in the KBR Supplemental Executive Retirement Plan (SERP) during 2006 and 2007. While several of our other named executive officers received a contribution to the SERP relating to 2007 service, such contributions were not contributed to the SERP until after 2007, and therefore, no earnings were credited to their accounts in 2007. The earnings on Mr. Stanski's SERP account are excluded as they are not above market. Interest under the SERP for 2007 was credited at a rate of 5%, which is below market.

(5)
The amounts shown in column (i) above include the following:

Name	Year	Company Match (401k)	Benefit Restoration Award	Restricted Dividends	SERP	Company Car (A)	Relocation Costs (B)	Per Diem (C)	Foreign Income Tax Imputed (D)	Total

Utt	2007 2006	8,559 —	29,849 14,739	— 6,750	234,000 —	366 —	— —	— —	— —	272,774 21,489

Burgher	2007 2006	8,646 5,712	6,367 4,400	— 4,275	— —	— —	— 19,579	— —	— —	15,013 33,966

Farley	2007	7,320	4,738	—	—	—	—	—	—	12,058

Stanski	2007 2006	8,646 8,359	7,425 7,682	— 14,731	— —	— —	— —	46,305 55,771	— —	62,376 86,543

Rose	2007 2006	10,125 9,900	6,969 4,472	— 3,512	85,064 —	20 —	— —	— —	93,179 30,313	195,357 48,197

  (A)
  The amounts in this column include $366 for Mr. Utt's and $20 for Mr. Rose's limited personal use of the Company-leased car and driver.

  (B)
  The amounts in this column include $14,400 in imputed closing costs and $5,179 in tax equalization for the closing cost payments in connection with Mr. Burgher's business-related relocation.

  (C)
  In addition to the amount reported for Mr. Stanski's base salary earned in 2006 and 2007, he also received a per diem payment as a cost of living differential, which is included under this column.

  (D)
  Foreign Income Tax (imputed) for Mr. Rose represents company-paid host-country 2006 personal income taxes resulting from Halliburton stock options exercised in 2006 that were awarded when Mr. Rose was on foreign assignment. A tax gross-up was paid in 2007 and was reported as 2007 non-payroll compensation.

(6)
Mr. Utt's base salary for 2006 represents his salary for the nine months he was employed in 2006.

(7)
Mr. Farley's 2006 information is not included because he was not a named executive officer in 2006. Also, Mr. Farley ceased to be the Secretary of the Company on February 29, 2008.

Grants of Plan Based Awards

        The following table provides information regarding awards under the KBR Senior Executive Performance Pay Plan and the KBR Stock and Incentive Plan.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(3)
Exercise or Base Price of Option Awards ($/Sh)
Number of Non-equity Incentive Plan Units Granted

Name	Grant Type(1)	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)

William P. Utt	STI PAs RS	— — 7/28/07	— 2,400,000 —	277,500 1,200,000 —	693,750 2,400,000 —	1,387,500 4,800,000 —	— — —	— — —	— — —	— — 55,306	— — —	— — —	— — 1,600,003

Cedric W. Burgher	STI PAs RS	— — 7/28/07	— 480,000 —	82,000 240,000 —	205,000 480,000 —	410,000 960,000 —	— — —	— — —	— — —	— — 11,062	— — —	— — —	— — 320,024

Andrew D. Farley	STI PAs RS	— — 7/28/07	— 480,000 —	75,000 240,000 —	187,500 480,000 —	375,000 960,000 —	— — —	— — —	— — —	— — 11,062	— — —	— — —	— — 320,024

Bruce A. Stanski	STI PAs RS	— — 7/28/07	— 480,000 —	72,000 240,000 —	180,000 480,000 —	360,000 960,000 —	— — —	— — —	— — —	— — 11,062	— — —	— — —	— — 320,024

John L. Rose	STI PAs RS	— — 7/28/07	— 480,000 —	70,500 240,000 —	176,250 480,000 —	352,500 960,000 —	— — —	— — —	— — —	— — 11,062	— — —	— — —	— — 320,024

(1)
During fiscal year 2007, the named executive officers received three types of plan-based awards: Short-Term Incentive (Annual) (STI), Performance Awards (PAs), and Restricted Stock (RS). All awards were granted under the KBR Stock and Incentive Plan, except that the STI was granted under the KBR Senior Executive Performance Pay Plan, which is a performance plan under the KBR Stock and Incentive Plan.

(2)
Actual bonus payments under the KBR Senior Executive Performance Pay Plan may equal amounts between performance level percentages. Estimated bonus payments are calculated using the sum of the Participant's annual base salary (excluding any supplemental payments) as determined on the first day of each month during the calendar year, divided by twelve.

(3)
The amounts in column (n) are calculated based on the product of the shares of RS granted and the closing price of our common stock on July 27, 2007, which was the last trading day prior to the grant date of July 28, 2007 (Saturday).

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

        We entered into employment agreements with Mr. Utt as of March 15, 2006, Mr. Burgher as of November 7, 2005, and Mr. Stanski as of August 1, 2004, that will continue in effect until terminated by both parties and provide for base annual salaries of $625,000, $300,000, and $323,695, respectively, which may be increased in accordance with our general compensation policies. Mr. Utt's employment agreement also provided for a one-time signing bonus of $75,000 plus a one-time bonus of $225,000, to which Mr. Utt became entitled at the closing date of our initial public offering. Mr. Stanski's employment agreement provides for Mr. Stanski to receive a cost of living adjustment during the time he is required to reside in the Washington, D.C. area.

        Under Mr. Utt's employment agreement, he received a grant of 15,000 (which were split to 30,000) restricted shares of Halliburton common stock (his outstanding Halliburton restricted stock was converted into 38,744 shares of KBR restricted stock upon the separation of KBR from Halliburton), and in 2006, was afforded a reward opportunity of 65%-130% of his base salary based on achievement of plan level/challenge level objectives. Mr. Utt's employment agreement also provided for his receipt of restricted shares of our common stock with a fair market value of $2.2 million immediately after the closing of our initial public offering.

        Under the terms of Mr. Burgher's employment agreement, he was granted 7,500 restricted shares of Halliburton common stock and an option to purchase 7,500 shares of Halliburton common stock (his outstanding Halliburton restricted stock and stock options were converted to similar KBR awards upon the separation of KBR from Halliburton).

KBR Stock and Incentive Plan

        During fiscal year 2007, our named executive officers received three types of plan-based awards under our KBR Stock and Incentive Plan (including the Performance Pay Plan adopted thereunder): (1) an annual Short-Term Incentive (STI) award, (2) a Non-equity Incentive Plan Unit or Performance Award (PAs), and (3) Restricted Stock (RS). STI is paid based on achieving pre-established metrics, including cash value added, job income booked, fully burdened operating income, and overhead cost management. Awards under the STI are paid in cash. The PAs were granted on July 28, 2007. Each PA has a target value of $1.00. The actual value, if any, of a PA at the end of the Performance Period will be determined based 50% on the level of achievement during the Performance Period of the performance objectives based on the comparison of the total shareholder return (TSR) of the Company's common stock at the end of the Performance Period to the TSR of each of the common stocks of the members of the Peer Group for the Performance Period and 50% on the Return on Capital. The performance awards will be paid based on the performance period from July 1, 2007 through December 31, 2009. The RS was granted on July 28, 2007, under the KBR Stock and Incentive Plan. Shares vest in increments of 20% for five years. RS provides for rights to any dividends paid on shares of common stock, in the same manner and at the same time as dividends are paid to our common stockholders.

        Our named executive officers also received converted KBR restricted stock and stock options in accordance with a pre-existing requirement under the Halliburton Stock and Incentive Plan. However, because these equity awards were converted in accordance with a pre-existing requirement and were merely a continuation of the prior Halliburton equity awards, these awards were not included in the Grants of Plan Based Awards Table. However, the FAS 123(R) values of those converted equity awards are included in columns (e) and (f) under the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End

        The following table provides information on the exercise and holdings of previously awarded equity grants outstanding as of December 31, 2007.

		Option Awards					Stock Awards

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

William P. Utt	03/15/2006 11/21/2006 07/28/2007	— — —	— — —	— — —	— — —	— — —	38,774 103,528 55,306	1,504,431 4,016,886 2,145,873	— — 44,245	— — 1,716,706

TOTAL		—	—	—	—	—	197,608	7,667,190	44,245	1,716,706

Cedric W. Burgher	11/07/2005 11/21/2006 07/28/2007	16,156 6,310 —	8,078 12,620 —	— — —	18.31 21.81 —	11/7/2015 11/21/2016 —	14,541 12,764 11,062	564,191 495,243 429,206	— — —	— — —

TOTAL		22,466	20,698	—	—	—	38,367	1,488,640	—	—

Andrew D. Farley	06/28/1999 10/01/2001 01/02/2002 04/01/2002 03/16/2004 02/17/2005 11/21/2006 07/28/2007	— — — — 4,016 2,422 6,310 —	— — — — — 2,424 12,620 —	— — — — — — — —	— — — — 8.94 12.94 21.81 —	— — — — 3/16/2014 2/17/2015 11/21/2016 —	646 2,908 3,635 3,635 2,016 4,653 12,764 11,062	25,065 112,830 141,038 141,038 78,221 180,536 495,243 429,206	— — — — — — — —	— — — — — — — —

TOTAL		12,748	15,044	—	—	—	41,319	1,603,177	—	—

Bruce A. Stanski	07/10/1998 04/09/1999 04/13/2001 10/01/2001 01/02/2002 04/01/2002 03/16/2004 08/19/2004 02/17/2005 11/21/2006 07/28/2007	— — — — — — — — — 7,615 —	— — — — — — — — 6,463 15,231 —	— — — — — — — — — — —	— — — — — — — — 12.94 21.81 —	— — — — — — — — 2/17/2015 11/21/2016 —	194 517 3,232 6,689 8,361 8,361 7,639 6,463 14,540 15,406 11,062	7,527 20,060 125,402 259,533 324,407 324,407 296,393 250,764 564,152 597,753 429,206	— — — — — — — — — — —	— — — — — — — — — — —

TOTAL		7,615	21,694	—	—	—	82,464	3,199,603	—	—

John L. Rose	03/08/2000 06/09/2003 03/16/2004 02/17/2005 11/21/2006 07/28/2007	— — — — 7,615 —	— — — 2,424 15,231 —	— — — — — —	— — — 12.94 21.81 —	— — — 2/17/2015 11/21/2016 —	2,423 1,503 3,396 4,653 15,406 11,062	94,012 58,316 131,765 180,536 597,753 429,206	— — — — — —	— — — — — —

TOTAL		7,615	17,655	—	—	—	38,443	1,491,588	—	—

(1)
The awards granted on November 21, 2006 and July 28, 2007 are of KBR restricted stock, restricted stock units, or options under the KBR Stock and Incentive Plan. The awards granted prior to November 21, 2006 were of Halliburton restricted stock or options, which, following the split-off of KBR from Halliburton, were converted into awards under the KBR Transitional Stock Adjustment Plan, consisting of KBR restricted stock and options to purchase KBR common stock.

(2)
All options listed in this column vest at a rate of 33 1/3% on the first anniversary, 67% on the second anniversary, and 100% on the third anniversary from the date of grant.

(3)
All restricted stock and restricted stock units listed in this column that were awarded on or after January 1, 2003 vest at a rate of 20% per year over the 5-year vesting period. Restricted stock/units vest based solely on service with the Company, except for Mr. Utt's restricted award on July 28, 2007, which is also subject to KBR having positive net income for the calendar year preceding the vesting date.

(4)
Market value in this table assumes a fair market value of $38.80 per share for KBR common stock, as of December 31, 2007.

(5)
The number of unearned shares includes 80% of Mr. Utt's July 28, 2007 restricted stock grant under column (g), the earning of which is subject to the Company having net income greater than or equal to zero for the calendar year preceding each vesting date.

Option Exercises and Stock Vested

        The following table shows information for 2007 regarding the exercise of stock options and the vesting of restricted stock and restricted stock units.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

(a)	(b)	(c)	(d)	(e)

William P. Utt	—	—	31,882	1,098,969

Cedric W. Burgher	—	—	8,037	298,870

Andrew D. Farley	—	—	7,371	246,760

Bruce A. Stanski	30,348	415,273	17,248	550,607

John L. Rose	25,049	730,166	7,863	253,469

(1)
The number of shares acquired on exercise of Option Awards included 6,734 and 5,820 Halliburton shares acquired by Messrs. Stanski and Rose, respectively. In addition, the number of shares acquired on vesting of Stock Awards included 6,000, 2,484, 7,041, and 2,510 Halliburton shares acquired by Messrs. Utt, Farley, Stanski, and Rose, respectively. These shares were acquired prior to our separation from our former parent. All other acquired shares were of KBR common stock.

(2)
Represents the pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired on vesting by the closing price of common stock on the vesting date.

Pension Benefits

        Our named executive officers did not participate in a KBR sponsored pension plan required to be reported under the Pension Benefits table. Accordingly, the Pension Benefits Table has not been included here. For information on the Halliburton Defined Benefit Plan, see column (h) of the Summary Compensation Table.

Nonqualified Deferred Compensation

        The following table provides information regarding each named executive officer's contributions to covered deferred compensation plans, earnings accrued during the year, withdrawals and distributions during the year, and plan balances at fiscal year end.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

(a)		(b)	(c)	(d)	(e)	(f)

William P. Utt	Elective Deferral Restoration SERP	107,656 — —	— 29,849 234,000	2,439 1,474 —	— — —	110,095 46,062 234,000

Cedric W. Burgher	Elective Deferral Restoration SERP(5)	— — —	— 6,367 —	— 440 —	— — —	— 11,207 —

Andrew D. Farley	Elective Deferral Restoration SERP(5)	— — —	— 4,738 —	5,706 461 —	— — —	90,131 9,813 —

Bruce A. Stanski	Elective Deferral Restoration SERP(5)	— — —	— 7,425 —	— 2,730 2,756	— — —	— 37,454 57,881

John L. Rose	Elective Deferral Restoration SERP Dresser Deferred Compensation(6)	— — — —	— 6,969 85,064 —	— 3,511 — 770,691	— — — —	— 45,590 85,064 1,547,627

(1)
The amounts in this column (b) are reported as compensation for 2007 in column (c) of the Summary Compensation Table.

(2)
The amounts in this column (c) are reported as compensation for 2007 in column (i) of the Summary Compensation Table. For Dresser Deferred Compensation, no contributions or earnings (columns b to d) were reported as compensation in the last completed Fiscal Year.

(3)
Only the above market earnings in this column (d) are reported as compensation in for 2007 in column (h) of the Summary Compensation Table.

(4)
Only the amount of the aggregate balance in this column (f) that relates to registrant contributions that are reported in this column (c) are reported as compensation for 2007 in column (i) of the Summary Compensation Table.

(5)
There were no SERP contributions made on behalf of Messrs. Burgher, Farley, or Stanski during 2007 because they were not age 50.

(6)
The share price used for the Dresser Deferred Compensation Plan is the average of the daily closing prices of our stock during December 2007. This price was used because the terms of the Dresser Deferred Compensation Plan value the account based on the average. The average amount equals $39.75.

Narrative Disclosure to Nonqualified Deferred Compensation Table

        Under the KBR Elective Deferral Plan, pre-tax deferrals of up to 75% of base salary and/or incentive compensation are allowed each year. The other plans do not allow employee elective deferrals. Earnings for the Elective Deferral Plan are based on deemed investment alternatives, including the following three that are under our 401(k) Plan, the S&P Index Fund, the Aggressive Premixed Portfolio, and the Small Cap Equity Fund, and one that is not under our 401(k) Plan, the Moody's Corporate Bond Yield +2%. Investment elections may be changed by the executive on a monthly basis. Earnings for the Restoration Plan are credited at a flat 10% per year. Earnings on amounts in the SERP are credited at a flat 5% (10% post termination) per year. Earnings under the

Dresser Deferred Compensation Plan are based on the trading price (and dividends, if any) of KBR common stock. Payouts under the Restoration Plan and the SERP are paid in a lump sum upon termination. Payouts under the Elective Deferral Plan are paid on termination of employment or a specified future date, either as a lump sum or in installments. Payouts under the Dresser Deferred Plan are paid on termination of employment, in installments. Withdrawals under the Elective Deferral Plan are allowed in the case of an unforeseeable emergency (non-emergency for pre-January 1, 2005 account balances).

Elements of Post-Termination Compensation and Benefits

        Our Compensation Committee has generally maintained the same termination benefits that were maintained by Halliburton. During 2007, our Compensation Committee reviewed severance and change-in-control practices among our peer groups to determine what is competitive in our industry. However, our Compensation Committee did not establish or enter into any new severance and change-in-control arrangements with our named executive officers during 2007.

        Termination events that trigger payments and benefits include normal or early retirement, change-in-control, cause, death, disability, and voluntary termination. Post-termination payments may include severance, accelerated vesting of restricted stock and stock options, maximum payments under cash-based short and long-term incentive plans, nonqualified account balances and health benefits among others. The KBR Stock and Incentive Plan and the Transitional Stock Adjustment Plan both allow for the acceleration of vesting upon the occurrence of a change-in-control as defined in each respective plan. Generally, a change-in-control is triggered upon any of the following: (a) a person acquires 20% or more of the voting power of the Company, (b) the majority of the Board of Directors changes, (c) a merger or consolidation of the Company (unless it still controls a majority of the voting stock), (d) a complete liquidation or dissolution of the Company, or (e) a sale, disposition, lease, or exchange of all or substantially all of the Company's assets.

        We previously entered into employment agreements with Messrs. Utt, Burgher, and Stanski. See the section below on 2007 Potential Payments Upon Termination or Change-in-Control for more detail on the employment agreements. None of these employment agreements has payments triggered upon the occurrence of a change-in-control. Under each of these employment agreements, if Messrs. Utt, Burgher or Stanski voluntarily terminates his employment other than for a "good reason" or due to death, permanent disability or retirement, or if he is terminated by us for "cause," he will receive (a) his pro rata base salary through the date of such termination and (b) any individual annual incentive compensation not yet paid but earned and payable under our Performance Pay Plan for the year prior to the year of his termination of employment. The agreements provide that upon such termination, the executive shall not be entitled to any annual incentive compensation for the year in which he terminates employment or any other payments or benefits by or on our behalf except for those which may be payable pursuant to the terms of our employee benefit plans.

        If Messrs. Utt, Burgher or Stanski's employment is terminated by us (except for "cause"), or if Messrs. Utt, Burgher or Stanski terminates his employment for "good reason," the employee will receive (a) a lump-sum cash severance benefit equal to one year's base salary as in effect at termination for Messrs. Stanski and Burgher and a lump-sum cash severance benefit equal to two years' base salary as in effect at termination for Mr. Utt, (b) either (i) a lump-sum cash payment equal to the value of the restricted shares on the date of termination of employment (which will automatically become forfeited) or (ii) full vesting of outstanding restricted shares, and (c) any individual incentive compensation earned for the year of his termination of employment, determined as if he had remained employed by us for the entire year.

2007 Potential Payments Upon Termination or Change-In-Control

Executive	Benefits (1)(2)	Change in Control on 12/31/2007 ($)	Normal Retirement on 12/31/2007 ($)	Involuntary Not For Cause Termination on 12/31/2007 ($)	Voluntary for Good Reason on 12/31/2007 ($)	Disability on 12/31/2007 ($)	Death on 12/31/2007 ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

William P. Utt	Stock Awards Stock Options(3) Performance Awards(4) Cash Severance(5)	7,667,190 — 4,800,000 —	7,667,190 — 480,000 —	7,667,190 — — 1,600,000	7,667,190 — — 1,600,000	7,667,190 — 480,000 —	7,667,190 — 480,000 —

	TOTAL	12,467,190	8,147,190	9,267,190	9,267,190	8,147,190	8,147,190

Cedric W. Burgher	Stock Awards Stock Options(3) Performance Awards(4) Cash Severance(5)	1,488,640 379,932 960,000 —	1,488,640 — 96,000 —	1,488,640 — — 350,000	1,488,640 — — 350,000	1,488,640 379,932 96,000 —	1,488,640 379,932 96,000 —

	TOTAL	2,828,572	1,584,640	1,838,640	1,838,640	1,964,572	1,964,572

Andrew D. Farley	Stock Awards Stock Options(3) Performance Awards(4) Cash Severance(5)	1,603,177 277,098 960,000 —	1,603,177 — 96,000 —	— — — —	— — — —	1,603,177 277,098 96,000 —	1,603,177 277,098 96,000 —

	TOTAL	2,840,275	1,699,177	—	—	1,976,275	1,976,275

Bruce A. Stanski	Stock Awards Stock Options(3) Performance Awards(4) Cash Severance(5)	3,199,603 425,908 960,000 —	3,199,603 — 96,000 —	3,199,603 — — 360,000	3,199,603 — — 360,000	3,199,603 425,908 96,000 —	3,199,603 425,908 96,000 —

	TOTAL	4,585,511	3,295,603	3,559,603	3,559,603	3,721,511	3,721,511

John L. Rose	Stock Awards Stock Options(3) Performance Awards(4) Cash Severance(5)	1,491,588 321,459 960,000 —	1,491,588 — 96,000 —	— — — —	— — — —	1,491,588 321,459 96,000 —	1,491,588 321,459 96,000 —

	TOTAL	2,773,047	1,587,588	—	—	1,909,047	1,909,047

(1)
The aggregate nonqualified deferred compensation payable to all named executive officers upon termination is set forth in column (f) of the Nonqualified Deferred Compensation Table.

(2)
The Table does not include amounts otherwise payable to the named executive officers if they remained employed through December 31, 2007 pursuant to the KBR Senior Executive Performance Pay Plan (STI), as reported in column (g) of the Summary Compensation Table. If a named executive officer is terminated for "cause" (as defined under the applicable plan/program) all such executive's rights to payment would be automatically forfeited. Also, the Table does not include those benefits that are generally available to all employees.

(3)
The Table assumes full exercise of options that become exercisable upon termination or change in control as of December 31, 2007. This table does not include the exercisable options reflected in column (b) of the Outstanding Equity Awards at Fiscal Year End Table. Option values are based on the difference between the option exercise price and the closing price for our common stock on December 31, 2007, multiplied by the number of shares to be acquired upon exercise of the option. While options do not vest upon normal retirement age, they do continue to vest on the original vesting schedule post-normal retirement.

(4)
Includes maximum payout upon change in control for the Performance Awards. Assumes for purposes of normal retirement, death, and disability that payout for the Performance Awards will be at Target.

(5)
Cash severance does not include amounts that may be paid to the named executive officers under the severance plan generally available to all employees of the Company.

Employment Agreements

        We entered into employment agreements with Mr. Utt as of March 15, 2006, Mr. Burgher as of November 7, 2005, and Mr. Stanski as of August 1, 2004, that will continue in effect until terminated by both parties and provide for base annual salaries of $625,000, $300,000, and $323,695, respectively, which may be increased in accordance with our general compensation policies. Mr. Utt's employment agreement also provided for a one-time signing bonus of $75,000 plus a one-time bonus of $225,000, to which Mr. Utt became entitled at the closing date of our initial public offering. Mr. Stanski's employment agreement provides for Mr. Stanski to receive a cost of living adjustment during the time he is required to reside in the Washington, D.C. area. Each of Messrs. Utt, Burgher, and Stanski was eligible to participate in our Performance Pay Plan and to receive long-term incentive awards under the KBR Stock and Incentive Plan.

        Under Mr. Utt's employment agreement, he received a grant of 15,000 (which were split to 30,000) restricted shares of Halliburton common stock (his outstanding Halliburton restricted stock was converted into 38,744 shares of KBR restricted stock upon the separation of KBR from Halliburton), and in 2006, was afforded a reward opportunity of 65%-130% of his base salary based on achievement of plan level/challenge level objectives. Mr. Utt's employment agreement also provided for his receipt of restricted shares of our common stock with a fair market value of $2.2 million immediately after the closing of our initial public offering. Twenty percent of these restricted shares vest on each of the first five anniversaries of the closing date of our initial public offering.

        Under the terms of Mr. Burgher's employment agreement, he was granted 7,500 restricted shares of Halliburton common stock and an option to purchase 7,500 shares of Halliburton common stock (his outstanding Halliburton restricted stock and stock options were converted to 19,387 shares of KBR restricted stock and an option to purchase 24,234 shares of KBR stock, respectively, upon the separation of KBR from Halliburton). Mr. Burgher will also participate in our paid-time off program and will accrue an equivalent of 4 weeks of vacation annually.

        Under each of these employment agreements, if Messrs. Utt, Burgher or Stanski voluntarily terminates his employment other than for a "good reason" or due to death, permanent disability or retirement, or is terminated by us for "cause," he will receive (a) his pro rata base salary through the date of such termination and (b) any individual annual incentive compensation not yet paid but earned and payable under KBR's Performance Pay Plan for the year before the year of termination, but shall not be entitled to any annual incentive compensation for the year in which he terminates employment, or any other payments or benefits, except for any that may be payable under KBR's employee benefit plans. "Good reason" means (a) a termination of employment by the employee because of a material breach by the Company of any material provision of the employment agreement that remains uncorrected for 30 days after notice of the breach or (b) a termination of employment by the employee within 6 months after a material reduction in the employee's rank or responsibility with the Company. "Cause" means (a) the employee's gross negligence or willful misconduct in the performance of the duties and services required of the employee pursuant to the employment agreement, (b) the employee's final conviction of a felony, (c) a material violation of KBR's Code of Business Conduct, or (d) the employee's material breach of any material provision of the employment agreement which remains uncorrected for 30 days following notice of the breach. Determination as to whether or not "cause" exists for termination of an employee's employment will be reasonably made by our Compensation Committee, or its delegate, in good faith.

        If Messrs. Utt, Burgher or Stanski's employment is terminated by us without "cause" or by the employee for "good reason," their employment agreements provide for (a) a lump sum cash severance benefit equal to one year's base salary as in effect at termination for Messrs. Stanski and Burgher, or equal to two years' base salary as in effect at termination for Mr. Utt, (b) either (i) a lump sum cash payment equal to the value of restricted shares that will automatically be forfeited on the date of termination of employment or (ii) full vesting of outstanding restricted shares, and (c) any individual incentive compensation earned under KBR's Performance Pay Plan for the year of termination, determined as if he had remained employed by us for the entire year.

Compensation Committee Interlocks and Insider Participation

        Messrs. Blount, Carroll and Huff currently serve, and Messrs. Curtiss, Lyles and Slater have also served in the past year, as members of our Compensation Committee. None of our executive officers serve, or in the past year have served, as members of the compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer who also serves as a member of our Board of Directors. None of our executive officers serves, or in the past year has served, as a member of the board of directors of any other entity that has an executive officer serving as a member of our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Halliburton Company

        KBR was incorporated in Delaware in March 2006 as an indirect, wholly-owned subsidiary of Halliburton Company. In November 2006, we completed our initial public offering, in which we sold 32,016,000 shares of our common stock, representing approximately 19% of our total outstanding common stock, for aggregate net proceeds of $511 million. The remainder of our common stock was retained by Halliburton. In connection with our initial public offering, we entered into a master separation agreement with Halliburton that provided for the separation of our respective assets and businesses. The master separation agreement also contains agreements relating to our separation from Halliburton and the conduct of future transactions with respect to KBR, and governs the relationship between Halliburton and KBR. In addition, we entered into several ancillary agreements with Halliburton in connection with our initial public offering, including a tax sharing agreement, a registration rights agreement, two transition services agreements, an employee matters agreement, and an intellectual property matters agreement. The terms of these agreements were determined by Halliburton, and approved by a special committee of our Board of Directors that consisted of Messrs. Curtiss and Slater, both independent from Halliburton and KBR. It is possible, however, that the terms of these agreements may differ from those that would result from transactions among third parties.

        On April 5, 2007, Halliburton completed its exchange offer of all of our outstanding stock and our separation from Halliburton was complete. Except as described below, these agreements continue in accordance with their terms. Summaries of the terms of the master separation agreement and the ancillary agreements are contained in our registration statement on Form S-1 for our initial public offering and the Form S-4 filed in connection with Halliburton's exchange offer and such agreements were filed as exhibits to those registration statements.

  Master Separation Agreement

        Pursuant to our master separation agreement, we agreed to indemnify Halliburton for, among other matters, all past, present and future liabilities related to our business and operations, subject to specified exceptions. We agreed to indemnify Halliburton for liabilities under various outstanding and certain additional credit support instruments relating to our businesses and for liabilities under litigation matters related to our business. Halliburton agreed to indemnify us for, among other things, liabilities unrelated to our business, for certain other agreed matters relating to the Foreign Corrupt Practices Act ("FCPA") investigations and the Barracuda-Caratinga project and for other litigation matters related to Halliburton's business.

        Halliburton incurred $1 million pursuant to the master separation agreement for expenses relating to the FCPA and bidding practices investigations for the quarter ended March 31, 2007. We do not know the amount of costs incurred by Halliburton following our separation from Halliburton on April 5, 2007. Halliburton did not charge any of these costs to us. These expenses were incurred for the benefit of both Halliburton and us, and we and Halliburton have no reasonable basis for allocating these costs between us. Subsequent to our separation from Halliburton and in accordance with the master separation agreement, Halliburton will continue to bear the direct costs associated with overseeing and directing the FCPA and bidding practices investigations. We will bear the costs associated with monitoring the continuing investigations as directed by Halliburton which include our own separate legal counsel and advisors. For the year ended December 31, 2007, we incurred approximately $1 million in expenses related to monitoring these investigations.

  Transition Services Agreement

        We have entered into a transition services agreement with Halliburton under which Halliburton provides to us, on an interim basis, various corporate support services. These services consist generally of the services that have been provided to us on an intercompany basis prior to our initial public offering. These support services related to, among other things, information technology, legal, human resources, risk management and internal audit. The services provided under the transition services agreement are substantially the same as the services historically provided between Halliburton and KBR. Similarly, the related costs of such services will be substantially the same as the costs incurred and recorded in our historical financial statements.

        During the year ended December 31, 2007, KBR paid $13 million to Halliburton pursuant to the transition services agreement for various support services provided to KBR by Halliburton and certain of its subsidiaries, including information technology, legal and internal audit services. Prior to our April 5, 2007 separation from Halliburton, costs for information technology, including payroll processing services, were allocated to KBR based on a combination of factors regarding Halliburton and KBR, including relative revenues, assets and payroll, and negotiation of the reasonableness of the charge. Costs for other services, including legal services and audit services, were primarily charged to us based on direct usage of the service. Costs allocated to KBR using a method other than direct usage are not significant, individually or in the aggregate. We believe the allocation methods were reasonable. In addition, KBR leased office space to Halliburton at its Leatherhead, U.K. location. Subsequent to our separation from Halliburton, costs were no longer allocated but were charged to KBR pursuant to the terms of the transition services agreement.

        As of December 31, 2007, most of the corporate service activities, which primarily related to human resources and risk management, have been discontinued. In 2008, the only significant corporate service activities expected to be incurred relate to fees for ongoing guarantees provided by Halliburton on existing credit support instruments which have not yet expired. See "Various Financing Agreements" below.

  Tax Sharing Agreement

        The tax sharing agreement, as amended, provides for certain allocations of U.S. income tax liabilities and other agreements between us and Halliburton with respect to tax matters. Halliburton is responsible for filing all U.S. income tax returns required to be filed through April 5, 2007, the date KBR ceased to be a member of the Halliburton consolidated tax group. Halliburton will also be responsible for paying the taxes related to the returns it is responsible for filing. We will pay Halliburton our allocable share of such taxes. We are obligated to pay Halliburton for the utilization of net operating losses, if any, generated by Halliburton prior to the deconsolidation which we may use to offset our future consolidated federal income tax liabilities.

        As of December 31, 2007, KBR had recorded an $11 million payable to Halliburton for tax related items under the tax sharing agreement. As of December 31, 2006, the amount recorded was $94 million due to Halliburton under the tax sharing agreement.

  Employee Matters Agreement

        The employee matters agreement provides for the allocation of liabilities and responsibilities to our current and former employees and their participation in certain benefit plans maintained by Halliburton. Among other items, the employee matters agreement and the KBR, Inc. Transitional Stock Adjustment Plan provided for the conversion, upon the complete separation of KBR from Halliburton, of Halliburton common stock awards into KBR common stock awards. On April 5, 2007, a total of 1,217,095 Halliburton stock options and 612,857 Halliburton restricted stock awards were converted into 1,966,061 KBR stock options with a weighted average exercise price per share of $9.35 and

990,080 million KBR restricted stock awards with a weighted average grant-date fair value per share of $11.01. The conversion of such stock options and restricted stock was accounted for as a modification in accordance with SFAS No. 123(R) and resulted in an incremental charge to expense of less than $1 million, recognized in 2007, representing the change in fair value of the converted awards from Halliburton stock options and restricted stock awards to KBR stock options and restricted stock awards.

  Various Financing Agreements

        In connection with certain projects, we are required to provide letters of credit, surety bonds or other financial and performance guarantees to our customers. As of December 31, 2007, we had approximately $1 billion letters of credit and financial guarantees outstanding of which $505 million related to our joint venture operations, including $214 million issued in connection with the Allenby & Connaught project. Of the total $1 billion, approximately $545 million in letters of credit were irrevocably and unconditionally guaranteed by Halliburton. In addition, Halliburton has guaranteed surety bonds and provided direct guarantees primarily related to our performance. Under certain reimbursement agreements, if we were unable to reimburse a bank under a paid letter of credit and the amount due is paid by Halliburton, we would be required to reimburse Halliburton for any amounts drawn on those letters of credit or guarantees in the future. The Halliburton performance guarantees and letter of credit guarantees that are currently in place in favor of KBR's customers or lenders will continue until the earlier of (a) the termination of the underlying project contract or KBR's obligations thereunder or (b) the expiration of the relevant credit support instrument in accordance with its terms or release of such instrument by the customer. Furthermore, we agreed to pay to Halliburton a quarterly carry charge for its guarantees of our outstanding letters of credit and surety bonds and agreed to indemnify Halliburton for all losses in connection with the outstanding credit support instruments and any new credit support instruments relating to our business for which Halliburton may become obligated following the separation.

Other Related Parties

        We perform many of our projects through incorporated and unincorporated joint ventures. In addition to participating as a joint venture partner, we often provide engineering, procurement, construction, operations or maintenance services to the joint venture as a subcontractor. Where we provide services to a joint venture that we control and therefore consolidate for financial reporting purposes, we eliminate intercompany revenues and expenses on such transactions. In situations where we account for our interest in the joint venture under the equity method of accounting, we do not eliminate any portion of our revenues or expenses. We recognize the profit on our services provided to joint ventures that we consolidate and joint ventures that we record under the equity method of accounting primarily using the percentage-of-completion method.

        Total revenue from services provided to our unconsolidated joint ventures recorded in our consolidated statements of operations were $356 million for the year ended December 31, 2007. Profit on transactions with our joint ventures recognized in our consolidated statements of operations were $30 million for the year ended December 31, 2007.

RELATED PERSON POLICIES

        Our Board of Directors has adopted a policy requiring its approval of any transactions involving our directors, executive officers or any nominees for director and any greater than 5% stockholders and their immediate family members. The types of transactions covered by this policy are transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) we (including any of our subsidiaries) were, or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has or will have a direct or indirect interest (other than solely as a result of being a director or holding less than a 10 percent beneficial ownership interest in another entity), and which is required by the rules and regulations of the SEC to be disclosed in our public filings. The Board of Directors will only approve transactions with related persons when the Board of Directors determines such transactions are in our best interests or the best interests of our stockholders. In determining whether to approve or ratify a related person transaction, the Board of Directors will apply the following standards and such other standards it deems appropriate:

  •
  whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

  •
  whether the transaction is material to us or the related person;

  •
  the role the related person has played in arranging the related person transaction;

  •
  the structure of the related person transaction;

  •
  the extent of the related person's interest in the transaction; and

  •
  whether there are alternative sources for the subject matter of the transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires KBR's directors and executive officers, and persons who own more than ten percent of a registered class of KBR's equity securities, to file with the SEC and the New York Stock Exchange (the "NYSE") initial reports of ownership and reports of changes in ownership of common stock of KBR.

        To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that such reports accurately reflect all reportable transactions and holdings, with respect to the fiscal year ended December 31, 2007 and during 2008 through the date of this proxy statement, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except as provided herein. Mr. Lyles's Form 4 for his initial grant of restricted stock upon his appointment to the Board of Directors in November 2007, was three days late due to a delay in receiving his necessary filing information. Forms 4 for Dennis L. Calton, Timothy B. Challand, Andrew D. Farley and Bruce A. Stanski filed in November 2007, and a Form 4 for Iain R. Fulton filed in August 2007 reporting certain sales of stock by a broker on behalf of these executive officers to cover the withholding taxes due upon the vesting of certain restricted stock awards were late due to an administrative error that resulted in us not receiving notice of the sales from the broker in a timely fashion.

DIRECTOR COMPENSATION

        All non-employee Directors receive an annual retainer of $45,000 and an attendance fee of $1,500 for each board or board committee meeting attended in person and $500 for each board or board committee meeting attended by telephone, plus incurred expenses where appropriate. The Chairman of each committee also receives an additional annual retainer as follows: Nominating and Corporate Governance—$10,000; Audit—$7,500; Compensation—$5,000; Health, Safety and Environment—$5,000.

        In 2007, each of our non-employee directors received an annual award of 3,500 shares of restricted stock or restricted stock units under the KBR Stock and Incentive Plan, which awards vest at 20% per year over a five-year period. In December 2007, our Nominating and Corporate Governance Committee engaged Hewitt to analyze the compensation of our non-employee directors for 2008. As recommended by our Nominating and Corporate Governance Committee, in 2008, each non-employee Director received 3,900 shares of restricted stock units under the KBR Stock and Incentive Plan. The vesting period is six-month cliff vesting.

        The following table sets forth certain information with respect to KBR's director compensation for non-employee directors during the fiscal year ended December 31, 2007.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Jeffrey E. Curtiss(2)	93,625	20,509	—	—	—	—	114,134

Richard J. Slater(2)	91,000	20,509	—	—	—	—	111,509

Frank W. Blount	67,750	8,812	—	—	—	—	76,562

Loren K. Carroll	65,250	10,254	—	—	—	—	75,504

John R. Huff	69,500	10,254	—	—	—	—	79,754

Lester L. Lyles	18,750	4,334	—	—	—	—	23,084

(1)
Directors who were also full-time officers or employees of KBR received no additional compensation for serving as directors.

(2)
Messrs. Curtiss and Slater were each awarded 7,000 shares of restricted stock under the KBR Stock and Incentive Plan for their services as directors in 2006 and 2007.

(3)
The amounts in column (c) reflect the dollar amounts recognized for 2007 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), "Share Based Payment," for awards pursuant to the KBR Stock and Incentive Plan, with a grant date fair value of $21.96 per share for the April 13, 2007 grants to Messrs. Carroll, Curtiss, Huff, and Slater, with a grant date fair value of $26.40 for the June 27, 2007 grant to Mr. Blount, and with a grant date fair value of $40.02 for the November 1, 2007 grant to Mr. Lyles. As of December 31, 2007, the aggregate number of restricted stock awards for Messrs. Curtiss and Slater was 7,000 shares, and for Messrs. Blount, Carroll, Huff, and Lyles, 3,500 shares.

AUDIT COMMITTEE REPORT

        KBR's Audit Committee operates under a written charter, a copy of which is available on KBR's website, www.kbr.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board of Directors for approval.

        KBR's management is responsible for preparing KBR's financial statements and the principal independent accountants are responsible for auditing those financial statements. The Audit Committee's role is to provide oversight of management in carrying out management's responsibility and to appoint, compensate, retain and oversee the work of the principal independent accountants. In fulfilling our oversight role for the year ended December 31, 2007, we:

  •
  reviewed and discussed KBR's audited financial statements with management;

  •
  discussed with KPMG LLP, KBR's principal independent accountants, the matters required by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  •
  received from KPMG LLP the written disclosures and letter required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T; and

  •
  discussed with KPMG its independence.

        Based on our:

  •
  review of the audited financial statements;

  •
  discussions with management;

  •
  discussions with KPMG LLP, and

  •
  review of KPMG LLP's written disclosures and letter,

we recommended to the Board of Directors that the audited financial statements be included in KBR's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC. Our recommendation considers our review of that firm's qualifications as independent accountants for the Company. Our review also included matters required to be considered under SEC rules on auditor independence, including the nature and extent of non-audit services. In our judgment the nature and extent of non-audit services performed by KPMG LLP during the year did not impair the firm's independence.

Respectfully submitted,
THE AUDIT COMMITTEE OF DIRECTORS
Jeffrey E. Curtiss, Chairman Loren K. Carroll Lester L. Lyles

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table presents fees for audit services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2007 and December 31, 2006, and fees billed or expected to be billed for audit-related, tax and all other services rendered by KPMG during those periods.

Thousands of dollars	2007	2006
Audit fees(a)	$7,837	$10,206
Audit-related fees(b)	312	66
Tax fees(c)	2,639	2,033
All other fees(d)	0	42

Total	$10,788	$12,347

    (a)
    Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2007 and December 31, 2006. Audit fees also include the audits of many of our subsidiaries in regards to compliance with statutory requirements in foreign countries, and review of registration statements.

    (b)
    Audit-related fees primarily include professional services rendered by KPMG for audits of our employee benefit plans and audits of some of our subsidiaries relating to transactions.

    (c)
    Tax fees consist of the aggregate fees billed for professional services rendered by KPMG for federal, state and international tax compliance and advice.

    (d)
    All other fees consist of the aggregate fees billed for products and services provided by KPMG, other than the services described in notes (a) through (c) above.

Pre-Approval Policy

        The Audit Committee is directly responsible for appointing, setting compensation for and overseeing the work of KPMG, our principal independent registered public accounting firm. The Audit Committee has established written pre-approval policies requiring approval by the Audit Committee of all services to be provided by KPMG and all audit services provided by other independent accountants. The policy provides that all audit, audit-related and tax services to be provided by KPMG will be described in a written plan submitted to the Audit Committee annually for pre-approval. The Audit Committee, its Chairman or another Audit Committee member designee must pre-approve any audit, audit-related or tax services to be provided by KPMG that were not submitted for annual pre-approval if the fees to be paid for such services will exceed $150,000. All other services, for fees in excess of $50,000 must be specifically approved in the same manner as audit, audit-related and tax services greater than $150,000.

        The policy also provides that all audit services to be provided by independent public accountants other than KPMG will be described in writing and presented to the Audit Committee by our Chief Accounting Officer annually for pre-approval. Any audit services not included in the annual pre-approved plan must be approved in the same manner as unplanned audit, audit-related and tax services to be provided by KPMG.

        As permitted by the SEC, to ensure prompt handling of unexpected matters, our policy allows for the delegation of the Committee's pre-approval authority under the policy to the Chairman or another member of the Audit Committee designated by the Audit Committee or the Chairman. Any pre-approval decisions by the Audit Committee Chairman or other Audit Committee designee will be reported to the Audit Committee at the next regularly-scheduled meeting following any such decisions.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2 on Proxy Card

        KPMG LLP has audited the financial statements of KBR and its predecessor beginning with the year ended December 31, 2004. A resolution will be presented at the Annual Meeting of Stockholders to ratify the appointment by the Audit Committee of the Board of Directors of that firm as independent registered public accounting firm to audit the consolidated financial statements of KBR as of and for the year ending December 31, 2008. The engagement of KPMG LLP was made by the Audit Committee. KPMG LLP has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in KBR. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with KBR in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

        Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions from stockholders.

        Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, the Audit Committee of the Board of Directors has decided to ask our stockholders to ratify this appointment.

        The proposal to ratify the appointment of KPMG LLP will be approved if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting of Stockholders. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider the selection of an independent registered public accounting firm.

        The Audit Committee of the Board of Directors recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements for KBR as of and for the year ending December 31, 2008.

PROPOSAL TO APPROVE THE
KBR, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN

Proposal 3 on Proxy Card

        On February 28, 2008, our Board of Directors adopted, subject to stockholder approval, the KBR, Inc. 2009 Employee Stock Purchase Plan. The plan is designed to provide a method for our employees to voluntarily purchase shares of our common stock at a favorable price and upon favorable terms and enables us to retain and attract qualified employees by providing additional incentives through increased stock ownership. The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on, and voted for or against, the proposal at the meeting is required to approve the plan.

        The Board of Directors recommends that the stockholders vote FOR approval of the KBR, Inc. 2009 Employee Stock Purchase Plan.

General

        The plan is a vital element of our employees' compensation and helps align the interest of our employees with you, our stockholders. The purpose of the plan is to furnish our employees an incentive to advance the best interests of KBR by providing a way for employees to purchase KBR common stock at a favorable price and on favorable terms. In our opinion, the plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, although KBR makes no undertaking nor representation to maintain such qualification. In addition, the plan is intended to be a non-compensatory, or "safe-harbor," employee stock purchase plan under Financial Accounting Standards No. 123 (R).

        The plan provides for the issuance, upon purchase by its employees, of up to an aggregate of 5,000,000 shares of stock (subject to adjustment in the event of stock splits and certain other corporate events, as described below under "Adjustments to Stock"). Such stock may be unissued or reacquired stock or stock bought on the market for purposes of the plan. To the extent stock is set aside for purchase by employees at the beginning of an option period but is not purchased by such employees, that stock will again be available for purchase under the plan. Except for outstanding rights to purchase stock, the plan will terminate on February 27, 2018, and no further right to purchase stock may be granted after that date. The plan can be terminated sooner as described under "Amendment or Termination of the Plan." Any stock that is not subject to purchase upon the termination of the plan will cease to be subject to the plan.

Summary of the Key Terms of the Plan

        This section summarizes the material terms of the plan. The full text of the plan is set forth in Appendix A to this Proxy Statement. Certain features of the plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the plan. Certain terms used below are defined in the plan.

Administration of the Plan

        Under the terms of the plan, the plan will be administered by the Compensation Committee of the Board of Directors. The members of the Committee, as of the date of this Proxy Statement, are Messrs. John R. Huff (Chairman), W. Frank Blount, and Loren K. Carroll. The Committee is authorized to (1) interpret the plan and all rights to purchase stock, (2) make rules and determinations, and (3) correct any defect or supply any omission or reconcile any inconsistency in the plan or in any right to purchase stock, as necessary or desirable to administer the plan. In addition, the Committee may adopt rules or procedures relating to the operation and administration of the plan to accommodate the specific requirements of local laws and procedures. The Committee will not be liable for any decision, determination or action taken in good faith in connection with the administration of the plan. The Committee will have the authority to delegate administration of the plan to such officers and employees of KBR as the Committee deems appropriate.

Eligibility for Participation

        All employees of KBR and those of any present or future KBR subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code) designated by the Company are eligible to participate in the plan. No employee has a right to purchase stock if such employee, immediately after acquiring such right, owns stock with five percent or more of the total combined voting power or value of all classes of KBR stock. The estimated number of employees eligible to participate in the plan is 54,801. Notwithstanding the foregoing, the Committee (or its delegate) may at any time designate a KBR subsidiary as an entity whose employees will not be eligible under the plan.

        An eligible employee may elect to participate in the plan for any six-month option period (effective as of January 1, 2009) by designating an integral percentage of such employee's "eligible compensation" (generally, the employee's regular rate of pay) to be deducted from compensation for each pay period and paid into the plan for such employee's account. The Committee has the discretion to determine what constitutes "eligible compensation" for participants outside of the United States in a manner designed to be consistent with the definition in the plan. An employee's purchases under the plan may not exceed either (1) 10% of "eligible compensation" from which the deduction (or, if payroll deductions are not permitted under local law, other means of contributions specified by the

Committee) is made, (2) $25,000 worth of stock (determined at the fair market value of the stock at the time the option is granted), or (3) 10,000 shares of stock per option period.

Purchase Price and Stock Purchased

        Unless an employee's payroll deductions (or contributions) are withdrawn (as described below), the aggregate payroll deductions (or contributions) credited to the employee's account will be used to purchase stock at the end of the six-month option period. The purchase price per share of stock to be paid by each employee on each purchase of stock is an amount equal to 95% of the fair market value of the stock on the date of exercise. The fair market value of the stock on the date of exercise will be the per share closing price of the last sale of the stock reported on the NYSE composite tape for such date (or if such exchange is closed on that date, the first immediately preceding trading date).

        An employee does not have any rights or privileges of a stockholder of KBR for any stock subject to the plan until stock has been purchased and a certificate for stock has been issued to the employee or on his behalf, as applicable.

Changes in and Withdrawal of Payroll Deductions

        An employee's payroll deduction (or contribution) authorization may be decreased during the option period. An employee may withdraw in whole from the plan at any time prior to 45 days before the date of exercise relating to a particular option period by timely delivering to us a notice of withdrawal in the manner specified by us. We promptly will refund to the employee the amount of the employee's payroll deductions (or contributions) under the plan that have not been otherwise returned or used to purchase stock, and thereafter, the employee's payroll deduction (or contribution) authorization and interest in unpurchased stock under the plan will terminate.

Termination of Employment; Leaves of Absence.

        Except as described below, if the employment of a participant in the plan terminates for any reason, then the employee's participation in the plan ceases and we will refund the amount of such employee's payroll deductions (or contributions) under the plan that have not yet been otherwise returned or used to purchase stock. An employee will not be deemed to have terminated employment in the case of transfer between or amongst the Company and any subsidiary that remains a subsidiary of the Company which is participating in the plan. If the employment of a participant terminates due to retirement (as defined in the plan), death, or disability, the employee, or the employee's personal representative, as applicable, and to the extent permitted by local law, may elect either to (1) withdraw all of the accumulated unused payroll deductions (or contributions) credited to the employee's account or (2) exercise the employee's right to purchase stock at the end of the option period. Any excess cash in such account will be returned to the employee or such personal representative. If we do not timely receive such election, the employee or personal representative will automatically be deemed to have elected the first alternative.

        During a paid leave of absence approved by us and meeting the requirements of Internal Revenue Service regulations, an employee's elected payroll deductions (or contributions) will continue. If an employee takes an unpaid leave of absence that is approved by us and meets the requirements of Internal Revenue Service regulations, then such employee may continue participation in the plan by making cash payments to us in accordance with procedures established by the Committee, in an amount not exceeding the total amount of payroll deductions (or contributions) that would have been made had the employee not taken such leave of absence. If an employee on such leave fails to make such payments, or if an employee takes a leave of absence other than one described above, then he will be considered to have terminated his employment and withdrawn from the plan, unless otherwise required under local laws. Further, notwithstanding the foregoing, if an employee takes a leave of absence that is described in the first or second sentence of this paragraph and such leave of absence exceeds the maximum period (generally, the three-month period beginning on the first day of the employee's leave of absence or such longer period during which the employee's reemployment rights are guaranteed either by statute or contract), then the employee will be considered to have withdrawn from the plan and terminated his or her employment for purposes of the plan on the day immediately following the last day of the maximum period.

Adjustment to Stock

        Whenever any change is made to the stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of stock, or other similar changes, appropriate action will be taken by the Board of Directors to adjust the number of shares of stock subject to the plan and the number and purchase price of stock subject to rights to purchase stock outstanding under the plan.

        If KBR is not the surviving corporation in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of KBR), or if KBR is to be dissolved or liquidated, then unless a surviving corporation assumes or substitutes new purchase rights (in accordance with Section 424(a) of the Code) for all rights to purchase stock then outstanding, (1) the date of purchase for all rights outstanding under the plan will be accelerated to dates fixed by the Board of Directors prior to the effective date of such merger or consolidation or such dissolution or liquidation, (2) an eligible employee may make a lump-sum deposit prior to the specified date of purchase in lieu of the remaining payroll deductions (or contributions) that otherwise would have been made and (3) upon such effective date any unexercised rights to purchase stock will expire.

Amendment or Termination of the Plan

        The Board of Directors in its discretion may terminate the plan at any time as to any stock not then subject to an employee's rights to purchase. The Board of Directors may alter or amend the plan from time to time, except that any right already granted may not be changed in a way that would impair the rights of an employee without his or her consent. Also, the Board of Directors may not, without the approval of our stockholders, make any alteration or amendment that would:

  1.
  increase the aggregate number of shares of stock that may be issued under the plan (other than as prescribed for changes in capitalization), or

  2.
  change the persons eligible to purchase stock.

Use of Funds

        All funds received or held by us under the plan will be included in our general funds free of any trust or other restriction, and may be used for any corporate purpose, except as may be required by local law. No interest will be paid to any employee or credited to his or her account under the plan, except as required by local law.

Federal Income Tax Consequences

        In General.    The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the plan based on federal income tax laws currently in effect, which are subject to change (possibly retroactively). This summary applies to the plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations, and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences or the effect, if any, of gift, estate, and inheritance taxes. The tax treatment of a participant in the plan may vary depending on his particular situation and may, therefore, be subject to special tax rules not discussed below. The plan is not qualified under Section 401(a) of the Code.

        Status of Rights to Purchase Stock under the Plan.    For tax purposes, rights to purchase stock under the plan are intended to qualify as employee stock purchase plan options as defined in Section 423 of the Code.

        Tax Consequences of Grant of Right to Purchase Stock under the Plan.    An employee's payroll deductions (or contributions) to purchase stock are made on an after-tax basis. No federal income tax is imposed on an employee upon the grant of a right to purchase stock under the plan. We are not entitled to a business expense deduction as a result of the grant of a right to purchase stock.

        Tax Consequences of Exercise of Right to Purchase Stock under the Plan.    Generally, no federal income tax is imposed on an employee upon the purchase of stock under the plan, and we are not entitled to take a business expense deduction as a result of the purchase of stock under the plan. However, for certain participants whose employment terminates by reason of retirement (as defined in the plan) more than three months before the end of the option period and who elect to purchase stock at the end of such option period (in lieu of withdrawing all of the accumulated unused payroll deductions (or contributions) credited to such employee's account), ordinary income will be recognized at the time of the purchase of stock—in an amount equal to the excess of the fair market value of the stock on the date of purchase over the purchase price—and we will be entitled to a deduction for a corresponding amount. In such event, the employee's basis in plan stock is increased by the ordinary income recognized, and upon a subsequent disposition of the stock, any additional gain or loss recognized will be a capital gain or loss, as described below.

        Tax Consequences of a Qualifying Disposition of Stock.    If an employee disposes of plan stock (including by way of gift) more than twelve months after the date of acquisition of the stock (typically at the end of the option period) and two years after the granting of the right to purchase stock under the plan, or dies while owning plan stock, any gain is first recognized as ordinary income up to the lesser of (1) the excess of the fair market value of stock at the time of disposition (or death) over the purchase price of such stock, or (2) the excess of the fair market value of stock at the date of grant of the right to purchase the stock (typically the beginning of the option period), over the purchase price. The employee's basis in plan stock is increased by any ordinary income recognized. Any remaining gain upon disposition is recognized as a long-term capital gain. If the employee disposes of plan stock more than twelve months after the date of exercise for less than the purchase price, a long-term capital loss is recognized. If an employee satisfies the long-term capital gain holding period requirements discussed above, then we will not be allowed a deduction with respect to the employee's disposition of the stock.

        Tax Consequences of Disqualifying Disposition.    If an employee disposes of plan stock (other than by reason of death) within one year after the date of exercise (or within two years after the granting of the right to purchase stock under the plan), then the employee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. The amount recognized as ordinary income upon such disposition is the difference between the purchase price and the fair market value of plan stock at the date of exercise. The difference between the basis (the purchase price) of the plan stock, increased by any ordinary income recognized, and the selling price of the plan stock is a short-term capital gain or loss. In such event, provided that, among other things, any applicable reporting obligations are satisfied, we may claim a deduction for compensation paid at the same time and in the same amount as the ordinary income recognized by the employee.

        Federal Income Tax Rates.    Compensation taxable to an employee is generally subject to a maximum income tax rate of 35%. Long-term capital gain is generally subject to a maximum tax rate of 15%.

        Parachute Payment Sanctions.    Certain actions that may be taken by the Board of Directors in relation to the plan may afford an employee (generally, officers or highly compensated employees) special protections or payments that are contingent on a change in the ownership of KBR, the effective control of KBR or the ownership of a substantial portion of KBR's assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute "parachute payments" that, when aggregated with other parachute payments received by the employee, if any, could result in the employee's receiving "excess parachute payments" (a portion of which would be allocated to those protections or payments derived from the right to purchase stock). We would not be allowed a deduction for any such excess parachute payment, and the recipient of the payment would be subject to a nondeductible 20% excise tax upon such payment in addition to income tax otherwise owed with respect to such payment.

        The following table sets forth certain equity compensation plan information for KBR as of December 31, 2007.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	2,123,294	$14.49	7,720,478
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,123,294		7,720,478

(1)
The equity compensation plans approved by security holders include the KBR, Inc. 2006 Stock and Incentive Plan and the KBR, Inc. Transitional Stock Adjustment Plan. The latter covers equity awards that were originally granted under the Halliburton Company 1993 Stock and Incentive Plan, which was approved by security holders, and converted to KBR equity awards on our April 2007 separation from Halliburton.

ADDITIONAL INFORMATION

Stockholder Proposals for 2009 Annual Meeting and Director Nominations

        If you wish to present a proposal to be considered for inclusion in our proxy material for our Annual Meeting of Stockholders to be held in 2009, you must submit the proposal in writing to our Corporate Secretary at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, and we must receive your proposal not later than November 27, 2008 (the 120th day prior to March 27, 2009, the date on which we estimate that we will send our materials for our 2009 Annual Meeting of Stockholders). Proposals submitted for inclusion in our proxy materials must comply with Rule 14a-8 under the Exchange Act.

        In order for stockholder proposals to have been properly submitted for presentation at our Annual Meeting of Stockholders, we must have received notice of the proposal not earlier than January 13, 2009, nor later than February 12, 2009 (the 120th and 90th days, respectively, prior to May 14, 2009, the intended date of the 2009 Annual Meeting of Stockholders). Your proposal must comply with Article I, Section 9 of our Bylaws.

        A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require KBR to include the proposed nominee or business in KBR's proxy solicitation materials.

Proxy Solicitation Costs

        The proxies accompanying this proxy statement are being solicited by KBR. The cost of soliciting proxies will be paid by KBR. We have retained Morrow & Co. to aid in the solicitation of proxies. For these services, we will pay Morrow & Co. $8,000 and reimburse it for out-of-pocket expenses. Some of the executive officers and other employees of KBR also may solicit proxies personally, by telephone, mail, facsimile or other means of communication, if deemed appropriate. KBR will, upon request, reimburse banks, brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of KBR common stock.

OTHER MATTERS

        As of the date of this proxy statement, we know of no business that will be presented at the 2008 Annual Meeting of Stockholders other than the matters described in this proxy statement. If any other matters should properly come before the Annual Meeting of Stockholders for action by stockholders, it is intended that proxies in the accompanying form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

ADDITIONAL INFORMATION AVAILABLE

        KBR files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of this report (without exhibits), without charge, by writing to KBR's Investor Relations Department at 601 Jefferson Street, Suite 3400, Houston, Texas 77002.

APPENDIX A

KBR, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN

        1.    PLAN.    The purpose of the KBR, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is to furnish to eligible employees an incentive to advance the best interests of KBR, INC. (the "Company") by providing a method whereby they voluntarily may purchase stock of the Company at a favorable price and upon favorable terms. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), although the Company makes no undertaking nor representation to maintain such qualification. The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

        2.    ADMINISTRATION OF THE PLAN.    The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules or procedures regarding the handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures, participation limits and handling of stock certificates which vary with local requirements. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee. The Committee shall not be liable for any decision, determination, or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate administration of the Plan to such officers and employees of the Company as the Committee deems appropriate, and such persons shall not be liable for any decision, determination, or action taken in good faith in connection with such delegated administration.

        3.    ELIGIBILITY.    All employees of the Company and those of any present or future subsidiary corporations of the Company designated by the Company shall be eligible to participate in the Plan; provided, however, no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code). Notwithstanding the foregoing, the Committee may at any time and from time to time, in its sole discretion, designate a subsidiary corporation of the Company as an entity whose employees shall not be eligible to participate in the Plan.

        4.    STOCK SUBJECT TO THE PLAN.    Subject to the provisions of paragraph 11 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed 5,000,000 shares of the authorized $.001 par value common stock of the Company ("Stock"), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

        5.    GRANT OF OPTIONS.

                (a)    GENERAL STATEMENT; "DATE OF GRANT;" "OPTION PERIOD;" "DATE OF EXERCISE."    Following the effective date of the Plan and continuing while the Plan remains in force, the Company will offer options under the Plan to all eligible employees to purchase shares of Stock. These options shall be granted twice each year on a date to be determined by the Committee (each of which dates is hereinafter referred to as a "Date of Grant"). The term of each option is 6 months (each of which 6 month periods is hereinafter referred to as an "Option Period"), which shall begin on a Date of Grant (the last day of each Option Period is hereinafter referred to as a "Date of Exercise"). Subject to subparagraph 5(e), the number of shares of Stock subject to an option for a participant shall be equal to the quotient of (i) the aggregate payroll deductions (or, if payroll deductions are not permitted under local law, other means of contributions specified by the Committee) withheld on behalf of such participant in accordance with subparagraph 5(b) (including any participant contributions made in accordance with subparagraph 5(f)) during the Option Period, divided by (ii) the "Option Price" (defined below) of the Stock applicable to the Option Period; provided however, that the maximum number of shares of Stock that may be subject to any option offered under such Option Period for a participant may not exceed 10,000 (subject to adjustment in the same manner as provided in paragraph 11 with respect to the number of shares subject to the Plan and the number and Option Price of shares subject to options outstanding under the Plan). Notwithstanding the foregoing, if, as of any date that the Plan is in effect, there are not sufficient shares of Stock available under the Plan to allow for the grant to each participant of an option covering the number of shares determined in accordance with the preceding sentence, each participant shall be granted an option under the Plan for his or her pro-rata share of the total number of shares of Stock then available under the Plan.

                (b)    ELECTION TO PARTICIPATE; PAYROLL DEDUCTION AUTHORIZATION.    Except as provided in subparagraph 5(f), an eligible employee may participate in the Plan only by means of payroll deduction, unless payroll deductions are not permitted under local laws, in which case an eligible employee may contribute by such other means as specified by the Committee. Each eligible employee who elects to participate in the Plan shall deliver to the Company a payroll deduction or contribution authorization form within the time period and in a manner prescribed by the Committee (which may be in electronic or telephonic form) whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates an integral whole percentage of his "Eligible Compensation" (as defined in subparagraph 5(d)) to be deducted from his compensation on each pay day and paid into the Plan for his account. The designated percentage may not be less than 1%, may not result in the payment into the Plan of less than $5.00 each pay day, and may not exceed either of the following: (i) 10% of the amount of Eligible Compensation from which the deduction is made; or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in subparagraph 5(e).

                (c)    CHANGES IN PAYROLL AUTHORIZATION.    All payroll deductions or contributions made for a participant shall be credited to his account under the Plan. A participant may discontinue his participation in the Plan as provided in paragraph 7 hereof, or may decrease the rate of his payroll deductions or contributions during the Option Period by completing or filing with the Company, at a time and in a manner prescribed by the Committee, a new payroll deduction or contribution authorization form authorizing a decrease in his payroll or contribution rate. The Committee may, in its discretion, limit the number of payroll or contribution rate decreases during any Option Period. The decrease in rate shall be effective as soon as administratively practicable after the Company's receipt of the new payroll deduction or contribution authorization form. A participant's payroll deduction or contribution authorization form shall remain in effect for successive Option Periods unless terminated as provided in paragraph 7 hereof.

                (d)    "ELIGIBLE COMPENSATION" DEFINED.    The term "Eligible Compensation" means regular rate of pay on the Date of Grant. "Eligible Compensation" does not include short or long-term incentive plan payments, bonuses, overtime, or other special payments, fees, or allowances, except for special payments required by local law and treated as an integral, recurring part of compensation. The Committee shall have the discretion to determine what constitutes Eligible Compensation for participants outside the United States in a manner designed to be consistent with the foregoing definition.

                (e)    $25,000 LIMITATION.    No employee shall be granted an option under the Plan to the extent the grant of an option under the Plan would permit his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time the option is granted) for each calendar year in which any such option granted to such employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions or contributions (or participant contributions made under subparagraph 5(f)) in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Date of Exercise.

                (f)    LEAVES OF ABSENCE.    During a paid leave of absence approved by the Company and meeting the requirements of U.S. Treasury Regulation Section 1.421-1(h)(2), a participant's elected payroll deductions shall continue. If a participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation Section 1.421-1(h)(2), then such participant may contribute amounts to the Plan in lieu of his elected payroll deductions or contributions in accordance with procedures established by the Committee; provided, however, that a participant's contributions while on such an unpaid leave of absence may not exceed the total amount of payroll deductions that would have been made had such participant not taken such an unpaid leave of absence. If a participant takes a leave of absence that is not described in the preceding sentences of this subparagraph 5(f), then he shall be considered to have terminated his employment for purposes of the Plan, unless otherwise required under local laws. Further, notwithstanding the preceding provisions of this subparagraph 5(f), if a participant takes a leave of absence that is described in the first or second sentence of this subparagraph 5(f) and such leave of absence exceeds the Maximum Period, then he shall be considered to have terminated his employment for purposes of the Plan on the day immediately following the last day of the Maximum Period. For purposes of the preceding sentence, the term "Maximum Period" shall mean, with respect to a participant, the three-month period beginning on the first day of the participant's leave of absence; provided, however, that if the participant's right to reemployment by the Company (or a parent or subsidiary corporation of the Company) is guaranteed either by statute or contract, then such three-month period shall be extended until the last day upon which such reemployment rights are so guaranteed.

                (g)    CONTINUING ELECTION.    Subject to the limitation set forth in subparagraph 5(e), a participant (i) who has elected to participate in the Plan pursuant to subparagraph 5(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant and/or as of any subsequent Date of Grant prior to any such respective Date of Grant shall be deemed to have made the same election, including the same attendant payroll deduction or contribution authorization (or participant contribution agreement under subparagraph 5(f) if applicable), for such next following and/or subsequent Date(s) of Grant as was in effect immediately prior to such respective Date of Grant. If a participant's payroll deductions or contributions, as applicable, are limited by subparagraph 5(e) for the Option Period beginning in any calendar year, then, subject to the limitation set forth in subparagraph 5(e), such payroll deductions or contributions shall recommence at the rate provided in such participant's payroll deduction or contribution authorization or contribution agreement, as applicable, for the next Option Period unless the participant decreases the amount of his payroll deduction or contribution authorization or contribution agreement pursuant to paragraph 5, withdraws from the Plan as provided in paragraph 7, or is terminated from participation in the Plan as provided in paragraph 8.

                (h)    TAX WITHHOLDING.    At the time an option under the Plan is exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Stock. At any time, the Company may withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including without limitation any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or disposition of Stock purchased by the participant under the Plan.

                (i)    FRACTIONAL STOCK.    The Company shall issue or transfer fractional Stock under the Plan. In the event that the amount of salary reduction contributions of any participant is not exactly equal to the purchase price for a whole number of shares of Stock, then any excess amount shall be used to purchase fractional Stock.

        6.    EXERCISE OF OPTIONS.

                (a)    GENERAL STATEMENT.    Subject to the limitation set forth in subparagraph 5(e), each participant in the Plan automatically and without any act on his part will be deemed to have exercised his option on each Date of Exercise. Notwithstanding any provision of the Plan to the contrary, prior to the commencement of any Option Period, the Committee in its discretion may establish a minimum exercise price for such Option Period to the effect that if the Option Price for such Option Period is less than such minimum exercise price, then each participant shall be deemed to have withdrawn from the Plan pursuant to paragraph 7 immediately prior to the Date of Exercise of such offering period; provided, however, that a participant's payroll deduction or contribution authorization (or participant contribution agreement under subparagraph 5(f), if applicable) shall not be terminated with respect to the Date of Grant of any subsequent Option Period by reason of any such deemed withdrawal. Any such minimum exercise price shall be subject to adjustment in the same manner as provided in paragraph 11 with respect to the number of shares subject to the Plan and the number and Option Price of shares subject to options outstanding under the Plan.

                (b)    "OPTION PRICE" DEFINED.    The "Option Price" per share of Stock to be paid by each optionee on each exercise of his option shall be a sum equal to 95% of the fair market value of the Stock on the Date of Exercise. The fair market value of the Stock on the Date of Exercise shall be the per share closing price of such Stock reported on the New York Stock Exchange composite tape for such date (or if such exchange is closed on that date, the first immediately preceding trading date). If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the closing price of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

                (c)    DELIVERY OF SHARES.    Except as provided below, the Company shall deliver to each participant a certificate issued in his name for the number of shares of Stock with respect to which such participant's option was exercised and for which such participant has paid the Option Price. The certificate shall be delivered as soon as practicable following the Date of Exercise.

        In lieu of delivering share certificates directly to participants, the Company in its discretion may take such steps as it deems necessary or advisable (including, without limitation, the execution of service agreements and contracts) to effect the delivery of shares to a broker-dealer or similar custodian designated by the Company (the "Plan Broker") on such terms and conditions as the Company determines in its discretion. In such event, as soon as practicable following the Date of Exercise, the Company, on behalf of each participant, shall deliver to the Plan Broker a certificate for (or shall otherwise cause to be credited with the Plan Broker) the number of shares of Stock with respect to which such participant's option was exercised and for which such participant has paid the

Option Price. The Plan Broker shall keep accurate records of the beneficial interests of each participant in such shares by means of the establishment and maintenance of an account for each participant. Fees and expenses of the Plan Broker shall be paid by the Company and/or allocated among the respective participants in such manner as the Company determines in its discretion. During any period that the Plan Broker arrangement described above is utilized in connection with the Plan, participants shall be required, at such time or times as may be designated by the Company, to enter into such agreements and authorizations (the terms of which may include, without limitation, restrictions on the transfer of shares from participants' Plan Broker accounts) with the Plan Broker and the Company as the Company may prescribe.

        In the event the Company is required to obtain from any commission or agency authority to issue any shares as provided above, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of the balance in his account.

        7.    WITHDRAWAL FROM THE PLAN.

                (a)    WITHDRAWAL.    Any participant may withdraw in whole from the Plan at any time prior to 45 days before the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Company (which may be in electronic or telephonic form). The Company, promptly following the time when the notice of withdrawal is delivered, will refund to the participant the amount of the balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction or contribution authorization or participant contribution agreement (as applicable), his interest in the Plan, and his option under the Plan shall terminate.

                (b)    ELIGIBILITY FOLLOWING WITHDRAWAL.    A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he withdrew (provided that he is otherwise eligible to participate in the Plan at such time).

        8.    TERMINATION OF EMPLOYMENT.

                (a)    TERMINATION OF EMPLOYMENT OTHER THAN BY RETIREMENT, DEATH OR DISABILITY.    If the employment of a participant terminates prior to the Date of Exercise relating to a particular Option Period, other than by retirement, death, or disability as provided in subparagraph 8(b) below, his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment; provided, however, that if the Date of Exercise for the Option Period during which such termination of employment occurs is not a Business Day and the participant's employment terminates on the last Business Day of the Option Period, then such participant will be considered to have terminated employment, for purposes of this subparagraph 8(a), on the Date of Exercise. For purposes of the preceding sentence, the term "Business Day" shall mean any day except a Saturday, Sunday or other day on which national banking associations in the State of New York are generally closed for the conduct of commercial banking business. Following the participant's termination of employment as described above, the Company promptly will refund to him the amount of the balance in his account under the Plan, and thereupon his interest in the Plan and in any option under the Plan shall terminate. For purposes of this paragraph, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or any of its subsidiaries in the case of transfer between or amongst the Company and any subsidiary that remains a subsidiary of the Company which is participating in the Plan.

                (b)    TERMINATION OF EMPLOYMENT BY RETIREMENT, DEATH OR DISABILITY.    If the employment of a participant terminates by reason of such participant's retirement (which shall mean a termination of employment for any reason other than cause (as defined below) after such participant has attained age 55) or due to such participant's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such participant, or such participant's personal representative in the event of the participant's death, and to the extent permitted by local law, shall have the right to elect either to:

                        (1)    withdraw the amount of the balance in the participant's account under the Plan at the date of such participant's termination of employment; or

                        (2)    exercise such participant's option for the purchase of Stock on the last day of the Option Period during which termination of employment occurs for the purchase of the number of full shares of Stock which the amount of the balance in the participant's account under the Plan at the date of such participant's termination of employment will purchase at the applicable Option Price (subject to subparagraph 5(e)), with any balance remaining in the participant's account under the Plan to be returned to such participant or such personal representative.

                The participant or, if applicable, such personal representative, must make such election by giving notice to the Company at such time and in such manner as the Committee prescribes. In the event that no such notice of election is timely received by the Company, the participant or personal representative will automatically be deemed to have elected as set forth in clause (1) above, and the balance in such participant's account under the Plan shall be promptly distributed to the participant or such personal representative. For purposes of this subparagraph 8(b), "cause" shall mean a termination of a participant's employment because he is discharged for (A) fraud, theft, or embezzlement committed against the Company or a subsidiary, affiliated entity, or customer of the Company, (B) such participant's willful misconduct in performance of the duties of his employment, or (C) such participant's final conviction of a felony.

        9.    RESTRICTION UPON ASSIGNMENT.    An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

        10.    RIGHTS OF STOCKHOLDER.    With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder. An optionee shall have the rights and privileges of a stockholder when, but not until, shares have been issued to him or on his behalf, as applicable, following exercise of his option.

        11.    CHANGES IN STOCK; ADJUSTMENT.    Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken by the Board to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, the number and Option Price of shares subject to options outstanding under the Plan, and the minimum Option Price, if any, established pursuant to subparagraph 6(a) with respect to outstanding options.

        If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity, or if the Company is to be dissolved or liquidated, then unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to dates fixed by the Board prior to the effective date of such merger or consolidation or such dissolution or liquidation, (ii) an employee (or his legal representative) may make a lump-sum deposit prior to the Date of Exercise in lieu of the remaining payroll deductions (or remaining participant contributions under subparagraph 5(f)) which otherwise would have been made, and (iii) upon such effective date any unexercised options shall expire.

        12.    USE OF FUNDS; NO INTEREST PAID.    All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose, except as may be required by applicable local law. No interest will be paid to any participant or credited to his account under the Plan, except as may be required by applicable local law.

        13.    TERM OF THE PLAN.    The Plan shall be effective on January 1, 2009, or upon the date of its adoption by the Board, if later, provided the Plan is approved by the stockholders of the Company within twelve months before or after the date the Plan is adopted. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such stockholder approval, and, if the stockholders of the Company do not approve the Plan by the Date of Exercise of the first option granted hereunder, then the Plan shall automatically terminate, no options may be exercised hereunder, and the Company promptly shall refund to each participant the amount of the balance in the participant's account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization (and participant contribution agreement, if applicable) and his interest in unexercised options under the Plan shall terminate. Except with respect to options then outstanding, if not sooner terminated under the provisions of paragraph 14, the Plan shall terminate upon and no further options shall be granted after February 27, 2018.

        14.    AMENDMENT OR TERMINATION OF THE PLAN.    The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the antidilution provisions of the Plan) or change the class of individuals eligible to receive options under the Plan, without the approval of the stockholders of the Company.

        15.    SECURITIES LAWS.    The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance, or sale of shares covered by such option has not been registered under the U.S. Securities Act of 1933, as amended, or does not comply with such other state, federal, or foreign laws, rules, or regulations or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares.

        Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        16.    NO RESTRICTION ON CORPORATE ACTION.    Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

        17.    MISCELLANEOUS PROVISIONS.

                (a)    PARENT AND SUBSIDIARY CORPORATIONS.    For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

                (b)    NUMBER AND GENDER.    Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

                (c)    HEADINGS.    The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

                (d)    NOT A CONTRACT OF EMPLOYMENT; NO ACQUIRED RIGHTS.    The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company to purchase Stock at a discount, in the future. The rights and obligations under any participant's terms of employment with the Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time, nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant's employment for any reason whatsoever.

                (e)    COMPLIANCE WITH APPLICABLE LAWS.    The Company's obligation to offer, issue, sell, or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale, or delivery of Stock as well as all federal, state, local, and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell, or deliver Stock under the Plan to or behalf of any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.

                (f)    SEVERABILITY.    If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

                (g)    ELECTRONIC AND/OR TELEPHONIC DOCUMENTATION AND SUBMISSION.    Any of the payroll deduction authorizations, enrollment documents, and any other forms and designations referenced in the Plan and their submission may be electronic and/or telephonic, as directed by the Committee.

                (h)    GOVERNING LAW.    All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

                (i)    PERSONAL REPRESENTATIVE.    For purposes of paragraph 8 of the Plan, a participant's personal representative shall be the executor or administrator of the participant's estate or equivalent individual having the authority under local law to act on behalf of the deceased participant with respect to the actions regarding the participant's Plan participation set forth in paragraph 8.

ATTN: DOLORES BROOKS 601 JEFFERSON STREET, SUITE 3400 HOUSTON, TX 77002

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by KBR, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to KBR, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KBRIN1	KEEP THIS PORTION FOR YOUR RECORDS

	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

KBR, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
Vote On Directors
The Board of Directors recommends that you vote FOR election of each Class II director nominee listed below.		☐	☐	☐

1.	To elect three Class II directors to serve for the ensuing three years and until their successors shall be elected and shall qualify;
Nominees for Class II director-Term Ending 2011:
01) John R. Huff
02) Lester L. Lyles
03) Richard J. Slater
Vote On Proposals
The Board of Directors recommends that you vote FOR each of the proposals below.						For	Against	Abstain
2.	To ratify the selection of KMPG LLP as the independent registered public accounting firm to audit the consolidated financial statements of KBR, Inc. for the year ending December 31, 2008; and					☐	☐	☐
3.	To approve the KBR, Inc. 2009 Employee Stock Purchase Plan.					☐	☐	☐

		Yes	No			Yes	No
Please indicate if you plan to attend this meeting.		☐	☐	Please indicate if you would like to keep your vote confidential under the current policy.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Notice of Annual Meeting of Stockholders
to be Held May 7, 2008

The undersigned stockholder of KBR, Inc., a Delaware corporation, hereby acknowledges the receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 25, 2008, and hereby appoints William P. Utt and Jeffrey B. King, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of KBR, Inc. to be held on May 7, 2008 at 9:00 a.m. CDT, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, TX, 77021, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN THIS PROXY STATEMENT; FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008; FOR THE APPROVAL OF THE KBR, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN, AND AS SAID PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

To vote through the Internet or by telephone, please see the instructions on the reverse side of this card. To vote by mail, please mark, sign and date this card on the reverse and mail promptly in the enclosed postage-paid envelope.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE